AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED ________, 2026

BLUSKY AI, INC.

5530 South 900 East, Suite 280

Murray, UT 84117

(801) – 810-8790

www.bluskyaidatacenters.com

Up to 12,500,000 Shares and up to 2,500,000 Bonus Shares

Maximum offering of $75,000,000 at a price between $4.00 and $6.00 per share

	Price to public		Underwriting discount and commissions (1)	Proceeds to issuer (2)	Proceeds to other persons (3)
Per Share	$5.00		$0.2586	$4.7414	$-
Total Cash Value	62,500,000.00		3,232,500.00	59,267,500.00	-
Total Bonus Share Value	12,500,000.00		-	-	-
Total Maximum Value	$75,000,000.00	(4)	$3,232,500.00	$59,267,500.00	$0.00

(1)	The Company has engaged DealMaker Securities LLC (“Broker”) to serve as its sole and exclusive placement agent to assist in the placement of its securities on a best effort, non-contingency basis, and its affiliates to perform broker-dealer administrative and compliance related functions in connection with this offering. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the securities. The Company will pay Broker, and affiliates in accordance with the terms of the Order Form between the Company and Broker and its affiliates, a copy of which is filed as an exhibit to the Offering Circular of which this Offering Circular is a part. The Company has paid Broker and affiliates a one-time advance of $50,000 and monthly payments of $10,000 for three months (total of $30,000) for accountable expenses for services. Once the Offering commences, the Company will pay Broker’s affiliates a monthly fee of $10,000 for account management services not to exceed $90,000. The Broker will charge an amount equal to 4.5% of all proceeds of the Offering (excluding Bonus Shares). There is also a supplemental marketing budget of $250,000. If the Offering is fully subscribed, the total compensation payable to Broker and affiliates shall not exceed $3,232,500. See “Plan of Distribution” for details of compensation to be paid to the placement agent.

(2)	This amount excludes the expenses of the offering. See “Use of Proceeds” for estimated offering expenses payable by the Company in connection with this offering. The Company expects that the amount of other expenses of the offering that it will pay will be approximately $1,326,000, including, among other things, $76,000 in legal fees, accounting costs, compliance fees, and Blue Sky fees, and $1,250,000 in payment processing fees payable to Stripe.

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds.

(4)

BluSky AI, Inc. (“BluSky AI,” “BluSky,” or the “Company”) is offering up to 12,500,000 shares (each a “Share” or collectively, the “Shares”) of Common Stock, par value $0.00001 per share, plus up to 2,500,000 additional shares of Common Stock eligible to be issued as bonus shares (the “Bonus Shares”) to investors based upon an investor’s investment level. No additional consideration will be received by the Company for the issuance of Bonus Shares and the company will absorb the cost of the issuance of the Bonus Shares. The Price per Share above does not include the effective discount that would result from the issuance of Bonus Shares. If eligible for Bonus Shares, investors will receive the greater amount of Bonus Shares for which they are eligible and are not cumulative even if investors would qualify for multiple eligibility categories for receipt of Bonus Shares. See “Plan of Distribution” on page 17 and “Securities Being Offered” on page 42 for further details.

The Company is seeking to raise up to $62,500,000 from the sale of Common Stock. The Total Maximum Amount does not include $12,500,000, the value of the Bonus Shares (assuming the maximum number of Bonus Shares are issued in this Offering). The Company shall not receive such amounts because investors are not paying the purchase price for such Bonus Shares.

The offering price will be between $4.00 and $6.00 to be determined at the time of qualification. Offering price will be disclosed via a supplemental filing within 2 days of Qualification.

All investors will be required to purchase securities pursuant to a subscription agreement which appears as an Exhibit to the Offering Circular of which this Offering Circular forms a part, and which is irrevocable.

Our common stock is currently quoted on the OTCID Basic Market tier of the OTC Link ATS (alternative trading system), the over-the-counter markets administered by OTC Markets Group, Inc., under the symbol “BSAI”.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Securities and Exchange Commission qualifies the Offering Circular of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the Company in its sole discretion. The Company may undertake one or more closings on a rolling basis. There is no minimum amount for this offering. After each closing, funds tendered by investors will be available to the Company. The offering is being conducted on a best-efforts basis without any minimum target.

INVESTING IN THE COMMON STOCK OF BLUSKY AI, INC. IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 7 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE BUYING THE COMMON STOCK OF THE COMPANY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV AND CONSULTING WITH YOUR INDIVIDUAL FINANCIAL AND LEGAL ADVISORS.

Sales of these securities will commence on approximately ________, 2026.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

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In this Offering Circular, the term “BluSky AI”, “BluSky” “we”, “us”, “our” or “the Company” refers to BluSky AI Inc.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Overview

BluSky AI Inc. is a Neocloud purpose-built for artificial intelligence/machine learning (AI/ML) and high-performance computing (HPC) that was originally formed in Nevada on July 2, 2007. BluSky AI’s core infrastructure is defined by its rapidly deployable SkyMod data centers. SkyMods next-generation, scalable AI Factories can accelerate speed-to-market and have the potential for energy optimization to support high-performance machine learning workloads. BluSky AI empowers small, mid-sized, enterprise, and academic entities from start-up to scale-up to help drive innovation without compromise.

The company’s mission is to empower AI innovators in an attempt to eliminate infrastructure bottlenecks and can accelerating time-to-compute with energy-efficient, scalable solutions.

Previously known as Inception Mining Inc., the company underwent a significant transformation and rebranding in March 2025 to align with its new strategic direction and name change to “BluSky AI Inc.” This change reflects BluSky AI Inc.’s commitment to address the universal need for compute power—positioning itself as a foundational layer in the AI revolution, which Grandview Research predicts to be a $1.81 trillion marketplace by 2030. Its infrastructure-first approach will help enable clients to focus on innovation while the company plans to deliver the critical backbone, powering tomorrow’s breakthroughs.

BluSky AI’s SkyMod AI Factories are focused on high-performance computing infrastructure, strategic land site selection, and operational risk management. The BluSky AI “Neocloud” refers to a new breed of cloud providers that specialize in offering high-performance computing, particularly GPU-as-a-Service (GPUaaS), tailored specifically for demanding AI and machine learning workloads and millisecond edge compute inferencing. The company is dedicated to delivering state-of-the-art infrastructure and solutions tailored to meet the demands of modern AI applications and computational workloads.

The Company’s business model is centered on pre-fabricated modular data center development. The company has announced letters of intent to lease or acquire multiple site locations while targeting an additional 20+- locations and 150+- MW of compute power. The GPU-as-a-Service (GPUaaS) offering marks a strategic pivot toward scalable, AI-optimized infrastructure. The Company designs and has plans to deploy proprietary modular data centers called SkyMod AI Factories engineered for rapid deployment, energy efficiency, and geographic flexibility, enabling tailored solutions for high-performance computing environments. As a planned Neocloud operator, BluSky AI offers could include GPUaaS to enterprise and institutional clients, delivering dedicated, on-demand access to advanced GPU clusters optimized for artificial intelligence, machine learning, and large-scale simulation workloads. This model will integrate site-specific risk management, regulatory compliance, and sustainability into every deployment, positioning BluSky AI as a next-generation infrastructure provider for mission-critical AI applications.

Historically, we operated in the mining industry, serving as a consultant to mining companies and as an operator of a mine engaged in the production of precious metals. From 2013 to 2020, the Company owned certain real property, and the associated exploration permits and mineral rights commonly known as the UP and Burlington Gold Mine in Idaho (“UP and Burlington”). From 2015 through January 24, 2023, the Company operated the Clavo Rico mine in Honduras through its wholly-owned subsidiary, Compañía Minera Cerros del Sur, S.A de C.V. (“CMCS”) and other mining concessions. The Clavo Rico mine’s workings included several historical underground mining operations dating back to the early Mayan and Spanish occupation, and the primary mine operated through 2022 was located on the 200-hectare Clavo Rico Concession, located in southern Honduras.

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The Offering

Securities offered:	Maximum of 12,500,000 Shares at an estimated public offering price of $5.00 per share (based on the assumed public offering price of $5.00, which is the midpoint of the anticipated price range included on the cover page of this prospectus), plus up to 2,500,000 shares of Common Stock eligible to be issued as Bonus Shares for no additional consideration.

Securities outstanding before the Offering (as of February 5, 2026):

Common Stock, $0.00001 par value per share	24,992,505 shares

Series A Preferred Stock, $0.00001 par value per share	51 shares

Securities outstanding after the Offering (1):

Common Stock	39,992,505 shares

Series A Preferred Stock	51 shares

Use of proceeds: Dividend policy: Transfer agent: Risk Factors:

We estimate that the net proceeds to us from this offering will be approximately $57,941,500, assuming an offering price of $5.00 per share, after deducting commissions, estimated offering expenses and payment processing fees payable by us.

We intend to use the net proceeds of this offering primarily for general corporate purposes, including capital expenditures, labor, real estate, marketing and sales, technology development, and other expenses. See “Use of Proceeds” for additional information.

We have not historically paid dividends on our Common Stock and do not anticipate paying dividends on our Common Stock for the foreseeable future.

Colonial Stock Transfer Company, Inc.

See “Risk Factors” beginning on page 7 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

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(1)	Assumes that all Shares offered are sold in this offering, and assumes the issuance of all Bonus Shares available to investors in this offering.

(2)	The total number of shares of Common Stock that will be outstanding after this offering is based on 24,992,505 shares of Common Stock outstanding as of February 5, 2026.

Except as otherwise indicated herein, all information in this prospectus assumes, including the number of shares of common stock that will be outstanding after this offering, assumes or gives effect to:

●	no shares of Common Stock have been issued pursuant to any warrants or options; and

●	no exercise of outstanding options after.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We rely on third parties and disruptions in the supply chain could cause significant delays.

●	We rely on the existing U.S. energy grid.

●	We operate in a highly competitive and growing market.

●	Limited availability and rising costs of GPUs could constrain our growth.

●	An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

●	We have incurred losses since our inception in 2007 and may never be profitable, which raises doubt about our ability to continue as a going concern.

●	We are subject to legal proceedings.

●	We do not currently carry any property or casualty insurance.

●	Uncertain customer adoption of AI-specific infrastructure may affect demand.

●	We face resource acquisition challenges due to our size and recent expansion into these operations.

●	The existing scarcity of powered lands makes our potential acquisitions more expensive and we face increased competition in making acquisitions.

●	There is a limited availability of quality properties that would be potential business targets for our business.

●	We face acquisition disadvantages due to our size and lack of funding.

●	We face ongoing challenges in retaining talent and recruiting contractors with expertise in our industry.

●	Our operations require high infrastructure costs.

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●	We may experience difficulty raising capital to fund our operations.

●	We depend on our Chief Executive Officer and Chief Financial Officer and the loss of this individual could adversely affect our business.

●	Rapid technological change may result in our technology becoming obsolete or in our competitors having an advantage.

●	The timelines for integration and deployment may cause uncertainty and unpredictability in our results of operations.

●	Our component and infrastructure dependency may result in supply chain delays and disruption.

●	We rely on strategic partnerships with third parties to advance our business strategy.

●	There is uncertainty that the markets will adopt AI compute infrastructure as it is a relatively new industry.

●	We face a changing regulatory landscape and increasing compliance costs that must be paid to continue our operations.

●	Our reliance on technology makes us vulnerable to cybersecurity threats.

●	We require additional, significant capital to fund our expansion; none of which is committed at this time.

●	Our commitment to sustainability adds additional costs and obligations to our business.

●	We face reputational risks if we experience bad publicity or adverse results in our operations.

●	We face regional operational challenges that may result in additional administrative expense and complexity in our operations.

●	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Trading on the Over-the-Counter markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

●	Our stock has been a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholders’ ability to buy and sell our stock.

●	Our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

●	FINRA sales practice requirements may also limit a stockholders’ ability to buy and sell our stock.

●	Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

●	A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

●	Our stock price may be volatile.

●	We have never paid a cash dividend on our common stock and we do not anticipate paying any in the foreseeable future.

●	We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

●	Difficulties we may encounter managing our growth could adversely affect our results of operations.

●	If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

●	Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

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RISK FACTORS

The purchase of the Shares involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain factors it currently believes may cause future experience and actual results to differ from the Company’s current expectations.

Before investing, you should carefully read and consider the following risk factors:

Risks Related to Our Company

We rely on third parties and disruptions in the supply chain could cause significant delays.

One of the primary risks comes from our reliance on modular data center providers. Any disruptions in the supply chain, such as delays in manufacturing, installation, or shipping, could affect deployment schedules. Furthermore, standardization challenges across different jurisdictions may require design adjustments, increasing both costs and deployment times. The need for specialized equipment, such as liquid cooling systems for high-performance AI workloads, also introduces compatibility risks with various modular providers. Another significant risk revolves around the GPU supply chain and performance. GPUs are essential for BluSky AI’s high-performance computing infrastructure, particularly for AI and machine learning workloads. However, the global semiconductor supply chain remains volatile, with shortages, geopolitical restrictions, and high demand from cloud and AI companies impacting availability and pricing. BluSky AI’s dependence on a few major GPU manufacturers, such as NVIDIA and AMD, increases procurement risks, as delays or price hikes from these suppliers can directly affect operational costs and scalability.

We rely on the existing U.S. energy grid.

Additionally, there are risks related to the U.S. energy grid. The growing demand for data centers, combined with aging energy infrastructure in some regions, poses a risk to BluSky AI’s ability to secure reliable power for its facilities. Regulatory restrictions on energy consumption and sustainability requirements may also affect site selection and operational costs. Power-intensive AI workloads require stable energy supplies, and any potential grid instabilities could necessitate costly backup solutions, such as on-site renewables or energy storage systems. For BluSky AI’s government contracts, any portion of its business tied to these agreements may be subject to renegotiation of profits or termination at the government’s discretion. Changes in federal or state regulations, budget reallocations, or shifts in policy could impact existing agreements, and government contracts often include termination clauses, meaning the government can end agreements without cause, potentially leading to financial losses. Additionally, the company must comply with evolving security and data protection requirements in government contracts, which may require additional investment in infrastructure and regulatory compliance measures.

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We operate in a highly competitive and growing market.

BluSky AI operates in a highly competitive data center market that is rapidly evolving in response to the growing demand for AI computing, particularly GPU on-demand services. The company faces competition from traditional hyperscale data center providers like AWS, Google, and Microsoft, as well as specialized modular data center firms.

Limited availability and rising costs of GPUs could constrain our growth.

Our business depends heavily on the availability of high-performance GPUs from third-party manufacturers such as NVIDIA and AMD. Global supply shortages, high demand, and market constraints have led to increased prices and limited availability of GPUs. A continued shortfall in GPU supply could delay deployments, increase costs, or reduce the performance of our offerings, negatively affecting our competitive position.

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

We have incurred losses since our inception in 2007 and may never be profitable, which raises doubt about our ability to continue as a going concern.

Since our inception in 2007, we have incurred operating losses. As of September 30, 2025, our accumulated deficit since inception was $33,878,127. We have substantial current obligations and at September 30, 2025, we had $3,303,790 of current liabilities as compared to $1,381,776 of current assets. Since inception, we have been able to raise only minimal additional capital, and we have minimal cash on hand. Accordingly, the Company does not have sufficient cash resources or current assets to pay its current obligations, and we have been meeting many of our obligations through the issuance of our common stock to our employees, consultants, and advisors as payment for the goods and services.

Our management continues to search for additional financing; however, considering the difficult U.S. and global economic conditions along with the substantial turmoil in the capital and credit markets, there is a significant possibility that we will be unable to obtain financing to continue our operations.

These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent registered public accounting firm’s report on our audited financial statements as of and for the year ended December 31, 2024. If we are unable to continue as a going concern, investors will likely lose all of their investment in our company.

We are subject to legal proceedings.

We are subject to legal proceedings and litigation, which can be expensive and unpredictable.

We do not currently carry any property or casualty insurance.

Our business is subject to a number of risks and hazards generally, including but not limited to potential disruptions from natural disasters, such as earthquakes or floods, which could impact data center operations. Cybersecurity threats pose another significant risk, as data centers are prime targets for malicious attacks. Additionally, the company must navigate regulatory compliance challenges, particularly in meeting environmental standards and data protection laws. Market volatility and competition in the rapidly evolving AI and HPC sectors also present operational risks.

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Such occurrences could result in damage to our properties, equipment, and infrastructure, personal injury or death, environmental damage, delays, monetary losses, and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time (but we will carry all insurances that we are required to by law, such as motor vehicle and workers’ compensation, plus other coverage that may be in the best interest of the Company). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured occur, we may become subject to substantial losses, costs, and liabilities, which will adversely affect our financial condition.

Uncertain customer adoption of AI-specific infrastructure may adversely affect demand.

Our growth depends on increased demand for modular, dedicated AI compute infrastructure. However, customer preferences and adoption timelines are difficult to predict. A slowdown in AI investments, greater reliance on in-house or cloud-based solutions, or emerging competing technologies may affect demand for our services and negatively impact our business.

We face resource acquisition challenges due to our size and recent expansion into these operations.

Competing companies often have the greater financial muscle to secure highly desirable properties, equipment, and technical expertise. This imbalance may hinder BluSky AI’s ability to compete for necessary capital and strategic partnerships, ultimately affecting growth prospects.

The existing scarcity of Powered Lands makes our potential acquisitions more expensive, and we face increased competition in making acquisitions.

“Powered land” in the context of data centers refers to land that is pre-equipped with a committed power infrastructure, often including a signed agreement with a utility provider. This ensures that the site has a guaranteed power load available, typically ranging from 50 to 1000 MW, before construction begins. Such arrangements significantly reduce delays and risks associated with securing power during the development phase. As data center power demands surge across the U.S., securing access to “powered land” with adequate grid connectivity has also become increasingly competitive. Any delays in obtaining utility approvals, interconnections, or sufficient power supply could hinder our ability to deploy or operate facilities, limiting revenue and scalability.

There is a limited availability of quality properties that would be potential business targets for our business.

BluSky AI’s business model depends on securing powered lands and suitable properties for data center exploration. However, there is a limited supply of such lands, especially in high-demand regions like the United States. Larger competitors, with established networks and deeper pockets, are often better positioned to claim or lease these sites.

We face acquisition disadvantages due to our size and lack of funding.

The competitive market for powered lands means BluSky AI may face higher acquisition costs or be unable to secure properties that meet its operational requirements. This scarcity can delay project timelines and limit geographic expansion, thereby reducing the company’s competitive edge.

We face ongoing challenges in retaining talent and recruiting contractors with expertise in our industry.

In addition to competing for physical assets, BluSky AI faces stiff competition in recruiting and retaining skilled professionals. Larger companies can offer more attractive compensation packages and benefits, which may impede BluSky AI’s efforts to build and maintain a high-caliber technical and operational team. The inability to secure or retain top talent not only affects day-to-day operations but also limits the company’s ability to innovate and execute its long-term strategy. This talent gap can lead to delays in property development and operation, further disadvantaging the company relative to its competitors.

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Our operations require high infrastructure costs.

Developing and operating data centers is capital-intensive. BluSky AI must invest heavily in infrastructure to compete effectively. Limited financial resources, compared to competitors, can constrain the company’s ability to fund rapid expansion and state-of-the-art technology deployment.

We may experience difficulty raising capital to fund our operations.

The need for continuous investment in property acquisition, infrastructure development, and talent recruitment increases the company’s dependency on raising capital. Difficulty in securing adequate funding could lead to reduced operational capacity, stalled expansion plans, and, ultimately, material adverse effects on business performance.

We depend on our Chief Executive Officer and Chief Financial Officer and the loss of this individual could adversely affect our business.

Our company is completely dependent on Trent D’Ambrosio, our Chief Executive Officer and Chief Financial Officer. Mr. D’Ambrosio is also a member of our Board of Directors. The loss of Mr. D’Ambrosio could significantly and adversely affect our business and could even result in a complete failure of the Company. We do not carry any life insurance on the life of Mr. D’Ambrosio.

Rapid technological change may result in our technology becoming obsolete or in our competitors having an advantage.

BluSky AI’s reliance on cutting-edge AI compute technology, including quantum encryption and advanced GPU chip technology, exposes the company to the risk of rapid technological obsolescence. New developments in chip architecture, cooling systems, or deployment models may reduce demand for our current solutions. New developments by competitors or unforeseen technical challenges may also render current solutions less competitive or require significant reinvestment if we fail to adapt quickly to these changes.

The timelines for integration and deployment may cause uncertainty and unpredictability in our results of operations.

While the modular container centers are designed for rapid deployment, any delays in installation, integration of renewable energy sources, or unforeseen engineering challenges may extend timelines and impair revenue recognition.

Our component and infrastructure dependency may result in supply chain delays and disruption.

The company’s model depends heavily on securing critical components—from renewable energy infrastructure (solar, wind, geothermal) to GPU chips. Disruptions in these supply chains or changes in supplier terms could lead to increased costs or reduced capacity expansion.

We rely on strategic partnerships with third parties to advance our business strategy.

Partnerships with key technology suppliers and energy infrastructure providers are central to BluSky AI’s strategy. Any breakdown or change in these relationships could impact deployment capabilities and market competitiveness.

There is uncertainty that the markets will adopt AI compute infrastructure as it is a relatively new industry.

While demand for AI compute infrastructure is surging, there remains uncertainty about the pace of market adoption, customer retention, and the ability to scale operations profitably amid evolving client needs.

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We face a changing regulatory landscape and increasing compliance costs that must be paid to continue our operations.

Operating on powered land assets and harnessing renewable energy exposes the company to diverse regulatory and permitting environments. Changes in local, state, or federal regulations—especially those related to energy use and environmental standards—could delay project timelines or increase costs.

Ensuring compliance with evolving industry, environmental, and cybersecurity standards may necessitate additional investments in technology and personnel, impacting overall margins.

Our reliance on technology makes us vulnerable to cybersecurity threats.

Our modular data centers and customer operations depend on robust IT security. A successful cyberattack could result in service disruptions, data loss, or reputational damage. While we employ security measures, no system is infallible. We may be required to expend significant resources to prevent or respond to such incidents, which could materially impact our operations.

We require additional, significant capital to fund our expansion; none of which is committed at this time.

Rapid deployment across multiple sites and the significant capital expenditure required for modular scalability might strain financial resources. Inadequate funding or unfavorable capital market conditions could hamper growth and increase dilution risks for current shareholders. Difficulties in coordinating large-scale, geographically diverse projects may result in inefficiencies and increased operational costs.

Our commitment to sustainability adds additional costs and obligations to our business.

The focus on green power and renewable energy, while a competitive differentiator, also exposes the company to risks if renewable energy prices fluctuate or if new environmental regulations are enacted that affect operational costs.

We face reputational risks if we experience bad publicity or adverse results in our operations.

As a public company, BluSky AI’s commitment to sustainability and security must be consistently upheld. Any lapses in ESG performance or publicized operational failures could lead to reputational damage and reduced investor confidence.

We face regional operational challenges that may result in additional administrative expense and complexity in our operations.

While geographic diversification offers resilience, it also introduces complexity. Variations in local regulatory environments, infrastructure readiness, and market demand across different states or regions may result in inconsistent performance and increased management challenges.

These risk factors, while not exhaustive, highlight key areas where BluSky AI Inc. may face uncertainties that could impact its business model, operational performance, and financial outcomes. Investors and stakeholders should consider these factors alongside the company’s strategic initiatives and market opportunities when evaluating its long-term prospects.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their audit opinion issued in connection with our consolidated balance sheets as of December 31, 2024 and our related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the year ended December 31, 2024, our auditors have expressed substantial doubt about our ability to continue as a going concern given our recurring net losses, negative cash flows from operations and the limited amount of funds on our balance sheet. We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue in existence. This could make it more difficult to raise capital in the future.

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Risks Associated with Our Common Stock

Trading on the over-the-counter markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCID Basic Market tier of the OTC Link ATS (alternative trading system), the over-the-counter markets administered by OTC Markets Group, Inc., under the symbol “BSAI,” but the common stock is currently not eligible for proprietary broker-dealer quotations. Trading in stock quoted on over-the-counter markets is often thin, volatile, and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the Over-the-Counter markets are not a stock exchange, and trading of securities on the over-the-counter markets is often more sporadic than the trading of securities listed on other stock exchanges such as the NASDAQ Stock Market, New York Stock Exchange or American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

Our stock has been a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholders’ ability to buy and sell our stock.

Our stock has recently been a penny stock. The SEC has adopted Rule 15g-9 which generally defines penny stock to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The term accredited investor refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customers’ account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability or willingness of broker-dealers to trade our securities. We believe that the penny stock rules discourage broker-dealer and investor interest in, and limit the marketability of, our common stock.

Our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciated over time.

FINRA sales practice requirements may also limit a stockholders’ ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

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Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares have recently been classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds, we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds, we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments;
●	economic and other external factors; and
●	period-to-period fluctuations in our financial results.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid a cash dividend on our common stock, and we do not anticipate paying any in the foreseeable future.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Notwithstanding, we will likely elect to retain any earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002 and the Jumpstart our Business Startups Act of 2012, among others, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

As our business needs expand, we may need to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the potential growth of our operations and personnel, we will be required to:

●	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;
●	install enhanced management information systems; and
●	train, motivate, and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

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If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, primarily Mr. D’Ambrosio, our Chief Executive Officer and Chief Financial Officer. We may not be successful in attracting, assimilating and retaining our employees in the future.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options on its shares) to its founders and early employees at a low cash price, as they are typically putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, the new investors typically pay a higher price for their shares than the founders or earlier investors.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders, assuming that the new shares are sold at an estimated price of $5.00 per Share (the midpoint between the estimated offering price range of $4.00 to $6.00 per Share). The schedule presents the number of shares and pricing as issued and reflects all transactions in the past five years, so investors can understand what they will pay for their investment compared to what earlier parties have paid.

The following table presents the approximate effective cash price paid for all shares and potential shares issuable by the Company as of February 5, 2026.

	Date Issued	Issued Shares	Potential Shares	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Shares:
Common Shares	2/17/2023	60,002	-	60,002	$0.00001
Common Shares	9/22/2023	157,143	-	157,143	$0.00001
Common Shares	4/1/2025	200,000	-	200,000	$0.00001
Common Shares	6/10/2025	1,100,000	-	1,100,000	$0.00001
Common Shares	6/24/2025	500,000	-	500,000	$0.00001
Common Shares	7/7/2025	20,000,000	-	20,000,000	$4.0800
Common Shares	9/4/2025	25,500	-	25,500	$0.00001
Common Shares	9/23/2025	433,750	-	433,750	$4.0000
Common Shares	9/30/2025	33,415	-	33,415	$5.9800

Preferred Shares:
None	N/A	N/A	N/A	N/A	$-

Options:
None	N/A	N/A	N/A	N/A	$-

Warrants:
None	N/A	N/A	N/A	N/A	$-

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The following table describes the dilution that new investors will experience when they invest in the Company and relative to the Company’s existing holders of securities. This calculation is based on the net tangible assets of the Company; as such calculations are based on net tangible book value of $531 as of December 31, 2024, and as summarized in our audited financial statements.

Offering costs assumed in the following table include up to $2,812,500 (or 4.5% of the proceeds from this offering) in commissions, compensation of $420,000 paid to Broker affiliates, processing fee of $1,250,000 (2%), as well as $76,000 direct legal and accounting fees incurred in support of this Offering.

The table presents three amount raised scenarios: a $5,000,000 raise from this offering, a $31,250,000 raise from this offering, and a fully subscribed $62,500,000 raise from this offering.

	$ 5,000,000	$ 31,250,000	$ 62,500,000
	Raise	Raise	Raise
Price per Share	$5.00	$5.00	$5.00
Shares Issued	1,000,000	6,250,000	12,500,000
Bonus Shares Issued	200,000	1,250,000	2,500,000
Capital raised	5,000,000	31,250,000	62,500,000
Less: Offering Costs	821,000	2,572,250	4,558,500
Net Offering Proceeds	4,179,000	28,747,750	57,941,500
Net Tangible Book Value Pre-financing as of September 30, 2025	(2,104,889)	(2,104,889)	(2,104,889)
Net Tangible Book Value Post-financing*	2,074,111	26,617,861	55,836,611
Shares Issued and Outstanding Pre-Offering*	24,992,505	24,992,505	24,992,505
Shares Issued and Outstanding Post-Offering*	26,192,505	32,492,505	39,992,505
Net Tangible Book Value per Share Prior to Offering	(0.08)	(0.08)	(0.08)
Increase/(Decrease) per Share Attributable to New Investors	0.16	0.82	1.48
Net Tangible Book Value per Share After Offering	0.08	0.90	1.40
Dilution per Share to New Investors ($)	4.92	4.18	3.60
Dilution per Share to New Investors (%)	98.4%	83.6%	72.1%

* Based on Net Tangible Book Value as of September 30, 2025, and 24,992,496 shares of common stock outstanding as September 30, 2025, and excludes shares of common stock issued subsequent to September 30, 2025.

Future dilution

Another aspect of dilution is the dilution that happens due to future actions by the Company. The investor’s stake in the Company could be diluted due to the Company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that each investor owns will go down, even though the value of the Company may go up. In that event, the investor will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a crowdfunding round, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (ex. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share, although earnings per share typically occurs only if the Company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that hurts early-stage investors most occurs when the Company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. The example provided below is hypothetical and for illustrative purposes only:

●	In June 2024, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December, the Company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the Company, but her stake is worth $200,000.
●	In June 2025, the Company has serious problems and in order to continue to operate raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the Company, and her stake is now worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors. They receive more shares than the new investors would for the same price because of their earlier investment which may have been associated with greater risk. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes receive more shares for the same dollar amount of investment than new investors receive. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that the Company has issued and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering up to 12,500,000 Shares (the “Shares”), plus up to 2,500,000 shares of Bonus Shares par value $0.00001 per share (the “Shares”) on a “best efforts” basis at an assumed public offering price of $5.00, which is the mid-point of the estimated offering price range between $4.00-$6.00 per Share. No additional consideration will be received by the company for the issuance of Bonus Shares and the company will absorb the cost of the issuance of the Bonus Shares. The minimum subscription is $1,000.00.

The Company intends to market the shares in this offering primarily through online means. Online marketing may take the form of contacting potential investors through electronic media and posting our offering circular on an online investment platform. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website on a landing page (www.invest.bluskyaidatacenters.com) that relates to the offering.

The offering will terminate at the earliest of (i) the date at which the maximum offering amount has been sold, (ii) three years from the date upon which the Commission qualifies the Offering Circular of which this offering circular forms a part or (iii) the date at which the offering is earlier terminated by the Company, in its sole discretion.

The Company intends to complete multiple closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

Further, after each closing, funds tendered by investors will be held in a segregated account owned by the Company, but with viewing privileges assigned to Broker, and will remain in that account until cleared (AML/KYC). After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

Agreement with DealMaker Securities, LLC

DealMaker Securities, LLC, a broker-dealer registered with the SEC and a member of FINRA, has been engaged to provide operational processing, compliance, and administration of the Company’s best efforts offering. This role differs from that of a traditional underwriter in that the Broker does not purchase any securities from the Company with a view to sell such for the Company as part of the distribution of the security. Affiliates of Broker have also been engaged to provide technology services and marketing advisory services, specifically Novation Solutions Inc. O/A DealMaker and DealMaker Reach, LLC.

Broker and its affiliates will receive an advance against accountable expenses of $50,000 and a cash commission equal to four-and one-half percent (4.5%) of the amount raised in the Offering. Broker’s affiliates have also been engaged for services associated with the Offering.

Commissions and Discounts

The following table shows the total discounts and commissions payable to the placement agents in connection with this Offering:

	Per Share
Public offering price	$5.00

Commissions	$0.23	(1)
Proceeds, before expenses, to us	$4.77

(1) Broker will receive commissions of 4.5% of the Offering proceeds, not including the Bonus Shares.

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Bonus Shares

Investors in this offering are eligible to receive bonus shares of Common Stock, which effectively gives them a discount on their investment. Those investors will receive, as part of their total investment in the Offering, up to 20% of the total shares they purchased, depending upon the amount they invest as described below (the “Bonus Shares”). Investors receiving the Bonus Shares will pay an effective price of less than $5.00 per share (which is the mid-point of the estimated offering price range between $4.00-$6.00 per Share).

Total Investment	Bonus Shares	Effective Price Per Share
$2,000	2% Bonus Shares	$4.90
$5,000	5% Bonus Shares	$4.76
$10,000	10% Bonus Shares	$4.55
$25,000	15% Bonus Shares	$4.35
$50,000	20% Bonus Shares	$4.17

We believe that Bonus Shares simply reduce the cost basis per share of the investment. However, it is recommended that investors consult with their own tax professionals to fully understand any tax implications of receiving Bonus Shares.

Administrative and Compliance Related Functions

Broker will provide administrative and compliance related functions in connection with this Offering, including:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether to accept investor as a customer.
●	Review each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a determination to the Company whether to accept the use of the subscription agreement for the investor’s participation.
●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor.
●	Not provide any investment advice nor any investment recommendations to any investor.
●	Keep investor details and data confidential and not disclose to any third party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).
●	Responsibility for all FINRA 5110 filings and updates.
●	Review of written communications for compliance with applicable rules. Coordinate with third party providers to ensure adequate review and compliance. It is ultimately the responsibility of the Company as to whether to accept the recommendations of DealMaker with respect to compliance with written communications.
●	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism.

For these services, we have agreed to pay Broker:

●	A one-time $20,000 advance against accountable expenses for the pre-Offering analysis; and
●	A cash compensation equal to 4.5% of the amount raised in the Offering.

The maximum fee for these services provided by Broker is $2,832,500.

Technology Services

The Company has also engaged Novation Solutions Inc., operating as DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Circular of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker Platform through our website at www.invest.bluskyaidatacenters.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

For these services, we have agreed to pay DealMaker:

●	A one-time payment of $5,000 plus a monthly payment of $1,000 for three months ($3,000) in accountable expenses paid in advance of the commencement of the Offering prepaid for self-directed electronic roadshow; and

●	a monthly account management fee of $1,000, not to exceed $9,000, would be charged after the commencement of the Offering.

The maximum fees to be paid to DealMaker for Technology services is $17,000.

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Marketing and Advisory Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain marketing advisory and consulting services. Reach will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of company’s capital raise marketing budget.

For these services, we have agreed to pay Reach:

●	A one-time payment of $25,000 plus a monthly payment of $9,000 for three months ($27,000) in accountable expenses paid in advance of the commencement of the Offering for consulting and developing materials for self-directed electronic roadshow;
●	A monthly marketing advisory fee of $9,000, not to exceed $81,000, would be charged after the commencement of the Offering; and
●	A supplementary marketing services budget of $250,000 in fees to be charged on a case-by-case basis, as may be authorized by the Company.

The maximum fees to be paid to Reach for contracted marketing services is $383,000.

In the event of a fully subscribed offering, total compensation payable to Broker and affiliates shall not exceed $3,232,500 (5.17% of the Offering proceeds).

Other Terms

Except as set forth above, the Company is not under any contractual obligation to engage Dealmaker to provide any services to the Company after this Offering, and has no present intent to do so. However, Dealmaker may, among other things, introduce the Company to potential target businesses or assist the Company in raising additional capital, as needs may arise in the future. If Dealmaker provides services to the Company after this Offering, the Company may pay Dealmaker fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Dealmaker intends to use an online platform at the domain name www.dealmaker.tech (the “Online Platform”) to provide technology tools to allow for the sales of securities in this Offering.

Subscription Procedures

After the Offering Circular has been qualified by the Commission, the Company will accept tenders of funds to purchase Shares. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only. Checks will not be accepted. Investors will subscribe via the Company’s investment website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings on at least a monthly basis.

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Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to three (3) business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within three (3) business days, Broker will reach out to the subscriber for that information.

The Company will then close on that subscription in the following closing, after which the funds will then be released to the Company.

Upon each closing, funds tendered by investors will be made available to the Company for their use.

In order to invest you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within thirty (30) days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Broker has not investigated the desirability or advisability of investment in the Shares, nor approved, endorsed or passed upon the merits of purchasing the Shares. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor or make any securities recommendations to investors. Broker is not distributing any Offering Circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon Broker’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Circular and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the transfer agent to issue shares to the investor. The transfer agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Shares on a best-efforts basis. As there is no minimum offering amount, upon the clearance of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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Investor Suitability Standards

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.”

 Investors will be required to complete an Investment Subscription Agreement in order to invest. The Investor Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (calculated by excluding the value of the investor’s principal residence).

Colonial Stock Transfer Company, Inc., is the transfer agent of the Company and will maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

In the event that it takes some time for the Company to raise funds in this offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

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Jury Trial Waiver

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the agreement, by a federal or state court in the State of Nevada. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Selling Securityholders

No securities are being sold for the account of securityholders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc. has been engaged to be the transfer agent for the Common Stock and maintains shareholder information on a book-entry basis. We will not issue shares in physical or paper form.

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Investors’ Tender of Funds and Return of Funds

After the Commission has qualified the Offering Circular, and prior to any closing date agreed upon by DealMaker and the Company, the Company will accept tenders of funds to purchase the Shares. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Upon closing, funds tendered by investors will be made available to the Company for its use.

In the event that it takes some time for the Company to raise funds in this offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

In order to invest you will be required to subscribe to the offering via the Online Platform and agree to the terms of the offering, the subscription agreement and any other relevant exhibits attached thereto.

USE OF PROCEEDS TO ISSUER

Assuming a maximum raise of $62,500,000, the net proceeds of this offering would be approximately $57,941,500 after subtracting estimated offering costs of $3,232,500 to DealMaker in fees and commissions, $10,000 in audit and accounting fees, $45,000 for Blue Sky registration fees, and $21,000 in legal fees. There are also additional expenses of approximately 2% on the processing of the payments from the Investors (payable to Stripe), or $1,250,000 that would also be subtracted from the maximum raise. We intend to use the proceeds respective to this maximum raise for general working capital purposes.

Assuming a raise of $31,250,000, representing 50% of the maximum offering amount, the net proceeds would be approximately $28,722,750 after subtracting estimated offering costs of $1,826,250 to DealMaker in fees and commissions, $10,000 in audit and accounting fees, $45,000 in Blue Sky related filing fees and $21,000 in legal fees. There are also additional expenses of approximately 2% on the processing of the payments from the Investors, or $625,000 that would also be subtracted from the maximum raise. In such event we would use the proceeds respective to this 50% raise to conduct normal business operations, including payments to officers, and conduct the needed research and development, allowing us to develop new cancer treatments.

The Company intends to use the proceeds of this offering for general working capital expenses, to cover general and administrative costs and for marketing and public relations efforts, which includes pay for employees/officers. The Company does not anticipate any material change in the use of proceeds if all of the securities being qualified on the Offering Circular are not sold; it will simply have to spend less on each category in this use of proceeds section on an adjusted basis.

During the course of the offering, the company may issue Bonus Shares as described under the “Plan of Distribution” and “Securities Being Offered” sections herein. The issuance of Bonus Shares does not affect the potential proceeds that may be received by the company.

The Company reserves the right to change the above intended use of proceeds if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

Overview

BluSky AI Inc. is a pre-fabricated modular data center provider specializing in artificial intelligence (AI) and high-performance computing (HPC) that was originally formed in Nevada on July 2, 2007. The company is dedicated to delivering state-of-the-art infrastructure and solutions tailored to meet the demands of modern AI applications and computational workloads with a focus on innovation, scalability, and environmental sustainability.

Previously known as Inception Mining Inc., the company underwent a significant transformation and rebranding in March 2025 to align with its new strategic direction. This change reflects BluSky AI Inc.’s commitment to advancing technology and providing unparalleled services in the data center industry. The Company is headquartered in Salt Lake City, Utah.

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Historically, we operated within the mining industry, serving as a consultant to mining companies and as an operator of a mine engaged in the production of precious metals. From 2015 through January 24, 2023, the Company operated the Clavo Rico mine in Honduras through its wholly owned subsidiary, Compañía Minera Cerros del Sur, S.A de C.V. (“CMCS”) and other mining concessions.

2023 Divestiture of the Clavo Rico Mine and Legacy Mining Matters

On January 12, 2023, the Company entered into a non-binding Letter of Intent (the “LOI”) with Mother Lode Mining, Inc. (“MLM”). The LOI became binding on January 24, 2023, when the final installment of initial payment set forth under the LOI was received by the Company.

Pursuant to the terms of the LOI, the Company agreed to sell all of the shares of its wholly owned subsidiary, Compañía Minera Cerros Del Sur, S.A. de C.V. (“CMCS”), to MLM. CMCS is the Honduran-based company that owns the Clavo Rico mine.

In addition to the amounts already delivered under the LOI, an additional amount of $2,700,0000 was agreed to be paid by MLM to the Company over a period of twenty-four (24) months (the “Monthly Payments”)  to be secured by a 10% NSR on the Clavo Rico mine production until the Monthly Payments are delivered and the purchase price is paid in full. In addition to the Monthly Payments, the Company received a carried forward net profits interest royalty (“NPI”) of 5% on the Clavo Rico mine production until the total NPI paid to the Company is $1,000,000, subject to limited conditions. MLM has not made all of the payments required under the LOI and the Company has been aggressively pursuing the collection of these amounts owed. See the “Litigation” section in Item 3 for an update.

Since the Divestiture of the Clavo Rico Mine up through March 2025, the Company has been operating as a consultant and advisor to the mining industry, including to Mother Lode Mining, the new owner of the Clavo Rico mine. It also has an ongoing financial interest in the Clavo Rico Mine under the LOI.

According to the LOI, the Company is obligated to receive $2,700,000 in cash payments through January 2025, with such payments secured by a ten percent net smelter royalty on the Clavo Rico Mine’s production. The Company has created an allowance for this total amount and is also in litigation over non-payment of this receivable.

The Company also received a carried forward net profits interest royalty of five percent of the Clavo Rico mine production until payment to the Company reaches $1,000,000, subject to reduction for certain limited Clavo Rico mine expenses.

During the year ended December 31, 2024, the Company did not receive any payments from Mother Lode Mining and Mother Lode Mining is in default under this note. Management has been addressing this issue with Mother Lode Mining through litigation, and  the Company has established an allowance for the entire remaining balance.

Current Operations

BluSky AI Inc. is rapidly emerging as a pivotal force in the Neocloud ecosystem, with plans to deliver high-performance infrastructure tailored for artificial intelligence workloads. Unlike traditional hyperscalers, BluSky AI Inc. is a Neocloud purpose-built for artificial intelligence/machine learning (AI/ML) and high-performance computing (HPC). BluSky AI’s core infrastructure is defined by its rapidly deployable SkyMod data centers. SkyMods next-generation, scalable AI Factories provide speed-to-market and energy optimization to support high-performance machine learning workloads. BluSky AI plans to empowers small, mid-sized, enterprise, and academic entities from start-up to scale-up to drive innovation without compromise.

SkyMods are pre-configured AI “factories” engineered to meet the surging demand for compute power driven by generative models, machine learning inference, and large-scale training pipelines. With operations anchored in Salt Lake City, BluSky AI is positioning itself as a nimble alternative to legacy cloud providers, offering speed-to-market and network scalability through planned multiple locations without the multi-year buildout timelines.

At the heart of BluSky AI’s offering is its GPU-as-a-Service model, which will provide clients with flexible access to top-tier GPUs, including plans for numerous configurations. This consumption-based model allows enterprises, research institutions, and startups to scale their AI workloads without the capital burden of owning and maintaining hardware. Each SkyMod unit—will be available in various configurations— and will come fully assembled and ready for plug-and-play operations, dramatically reducing deployment friction. BluSky AI’s planned infrastructure is optimized for low-latency networking, supporting model parallelism and high-throughput inference across multi-tenant environments.

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As a Neocloud provider, BluSky AI is part of a new generation of AI-first infrastructure companies that prioritize performance, transparency, and agility. Neoclouds are defined by their ability to deliver bare-metal GPU access, simplified pricing, and orchestration tools that support hybrid and multi-cloud environments. BluSky AI’s approach aligns with this ethos, offering transparent hourly GPU rates and integrated support for AI-ready networking solutions from industry leaders. This plan positions BluSky AI to serve not just commercial clients, but also government and academic institutions seeking sovereign AI infrastructure with predictable cost structures.

Operationally, BluSky AI plans to expand its Neocloud footprint through strategic site acquisitions and partnerships, which signals the company’s intent to scale its modular deployments across energy-rich regions. By leveraging existing energy infrastructure and deploying SkyMods in various zones, BluSky AI is the potential to sidestep the bottlenecks that plague traditional data center development. This decentralized, modular strategy not only has the potential to accelerate time-to-value for clients, but also could align with ESG goals around energy optimization and infrastructure reuse. In a market racing to meet AI’s insatiable demand, BluSky AI Inc. plans to build the backbone behind the intelligence to meet the industry’s needs as they continue to grow.

BluSky AI’s planned operational footprint includes a growing portfolio of strategically located sites across the western and central United States, each selected for power availability, scalability, and proximity to key transmission infrastructure. The company currently controls or has executed letters of intent for multiple properties intended to support near term and long term deployment of its modular SkyMod AI Factory systems.

In Milford, Utah, BluSky AI controls 51 acres under a ground lease with access to up to 9.3 MW of power, positioning the site for initial SkyMod deployment. Nearby in Delta, Utah, the company has executed a letter of intent to lease 25 acres, with expansion plans supporting up to 50 MW of capacity. BluSky AI has also announced a letter of intent for a 0.375 acre site in Nephi, Utah, with approximately 4 MW of available power.

Beyond Utah, BluSky AI has entered into a letter of intent for a 5 acre site in Pueblo, Colorado, with up to 15 MW of power, and holds a contract for a 36 acre parcel in Walsenburg, Colorado, also capable of supporting up to 15 MW. In Higbee, Missouri, the company has executed a letter of intent for a 10 acre ground lease site with 50 MW of available capacity. Additionally, BluSky AI has entered into a letter of intent for a site in Mulhall, Oklahoma, with approximately 16 MW of power.

Collectively, these locations reflect BluSky AI’s strategy of targeting energy rich, infrastructure ready regions to accelerate deployment and meet rising demand for AI compute. Across its current portfolio, the Company’s potential power capacity exceeds 140 MW, supporting both near term activation and scalable long term growth.

BluSky AI Operations

The Company is focusing its operations on artificial intelligence compute infrastructure and participating in the dynamic and expanding AI industry. The Company has plans to grow its AI operations organically. BluSky AI was established by drawing on extensive industry expertise, insights from outside experts, and a careful evaluation of current conditions in the data center markets. The innovative concept is built around a pre-fabricated modular design that leverages existing power infrastructure. BluSky AI plans to develop multiple modular data center sites across various U.S. jurisdictions, with artificial intelligence/machine learning (AI/ML) focus, specifically targeting facilities with the potential to develop power capacity or utilize existing power capacities. Many of these sites may have been in process for years. This strategy enables a potential faster time to market, scalable deployment, and a cost-effective approach that meets the evolving needs of the data center market.

BluSky AI is planning to revolutionizing the artificial intelligence compute landscape by addressing the immediate global supply shortage with a cutting-edge, turnkey solution. Our strategy centers on rapidly deployable, plug-and-play, modular compute centers called SkyMods on powered land assets—sites that already possess permitted energy infrastructure. This approach not only accelerates time to market but also positions BluSky AI as a premier AI compute infrastructure provider dedicated to meeting the surging demand for advanced AI services.

BluSky AI’s Neocloud—A Next-Generation Compute Infrastructure

BluSky AI Inc. is planned as a Neocloud purpose-built for artificial intelligence/machine learning (AI/ML) and high-performance computing (HPC). BluSky AI’s planned core infrastructure is defined by its rapidly deployable SkyMod data centers. SkyMods next-generation, scalable AI Factories provide speed-to-market and energy optimization to support high-performance machine learning workloads. With plans to scale across multiple sites and deliver high compute capacity (ranging from 1 MW to 60 MW per site), BluSky AI plans to provide a client-tailored scalability to empower small, mid-sized, enterprise, and academic partners from start-up to scale-up to drive innovation without compromise.

The company’s mission is to empower AI innovators by eliminating infrastructure bottlenecks and accelerating time-to-compute with energy-efficient, scalable solutions.

Meeting the AI Compute Shortfall

BluSky AI’s plan is to design leading AI compute provisioning. By placing our modular units on strategically locations, with existing power where available, and plans will provide the essential backbone for AI inferences—enabling trained AI models to recognize patterns and draw conclusions on demand. Our unique offering may minimize technical deployment risks while maximizing opportunities for immediate incremental revenue generation and rapid market capture.

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Our Neocloud developing portfolio of SkyMod AI factories plans to serve as a core infrastructure asset for the massive need for AI compute that is currently 3x the amount of the current data center capacity, providing strategic growth and innovation in the era of IoT and big data.

We are targeting initial sites ranging from 1 MW to 60 MW across various states, targeting robust geographic diversification to capture regional and global demand.

We are committed to delivering cutting-edge, environmentally conscious, and modular compute solutions that will empower AI companies to realize their full potential, driving the next generation of AI applications and safeguarding data with the industry leading-level security.

We believe BluSky AI’s unique approach to its future operations—combining turnkey-powered land assets, rapid deployment, and scalable modular compute centers— could deliver the critical infrastructure needed to bridge the AI compute gap that exists in the marketplace today. While today’s market focus is primarily on the 80% demand coming from Large Language and Training Models, 80% of the future demand will rely on inferencing needing low-latency millisecond compute. Our solutions not only address today’s pressing needs but also lay a solid foundation for AI inference for sustained growth and technological advancement in the future of AI.

BluSky AI’s plans are built around a revenue model focused on delivering modular data center solutions that leverage existing power infrastructure for rapid, scalable, and cost-effective deployments. The company will generate revenue primarily through:

●	Leasing and Subscription Services: BluSky AI plans to provide a modular, turnkey data center solutions to customers on a subscription or leasing basis. These planned services include the design, deployment, and ongoing management of facilities tailored to support power capacities of less than 50MW, which accelerates time to market and reduces capital expenditure compared to traditional builds.

●	Integrated Infrastructure Services: Beyond physical infrastructure, BluSky AI plans to offer advanced operational monitoring, predictive maintenance, and energy management analytics. These value-added services may help clients optimize performance and minimize downtime, creating additional revenue streams.

●	Strategic Partnerships and Government Contracts: With a growing demand for secure, sustainable, and energy-efficient data center operations, BluSky AI plans to position itself to serve a diverse customer base—including private enterprises and governmental agencies. Current negotiations are underway with chip partners and others who have client bases that they also need to serve through potential BluSky AI’s solutions. This dependency on revenue-generating activities from both commercial and public sectors is key to its expansion strategy.

Key plans for products and service families revolve around pre-fabricated modular data center designs, scalable power and cooling solutions, and integrated management systems—all aimed at delivering predictable quality and cost efficiency. This planned operational focus not only drives revenue but also underpins the company’s broader strategy to expand its footprint across multiple U.S. jurisdictions while meeting the evolving needs of high-value clients, including government, education, and others.

BluSky AI plans include accelerating its development efforts to enhance its suite of SkyMod AI factories. The company’s R&D team is developing new modules that integrate advanced power management, enhanced cooling, and remote monitoring capabilities, which are designed to improve deployment speed and scalability. These enhancements target facilities with existing power infrastructure under 60MW, a segment that is seeing robust market demand due to the growing need for sustainable, cost-effective, and rapidly deployable data centers.

Market trends indicate a steady increase in demand for modular data centers driven by rising energy efficiency requirements and the need for quicker, scalable solutions. Competitive conditions are intensifying as traditional hyperscale data center operators and emerging off-grid, sustainable providers vie for market share. In response, BluSky AI is strategically refining its business plans and product offerings and operational efficiencies while building relationships to forge key partnerships with both commercial enterprises and governmental customers. This dual focus not only supports its revenue generation strategy but also positions the company to remain competitive in a dynamic and rapidly evolving market landscape.

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Pricing Program for Modular AI Data Center

Our pricing program in development will be structured to provide flexibility and transparency for AI workloads. It balances resource utilization with modular scalability, catering to training, inference, and mixed AI workflows.

Development plans include:

Base Structure

Individual blocks of power supports a defined compute capacity, which is billed based on:

-Resource Usage (Compute Time, Memory, and Storage)

-Workload Type (Training vs. Inference)

-Service Plan (On-Demand vs. Reserved)

Key Benefits

Key benefits may include:

1. Scalability: Modular increments allow gradual scaling up to meet demand.

2. Cost Efficiency: Discounts for reserved plans and spot pricing reduce long-term costs.

3. Flexibility: Tailored configurations for training, inference, or mixed workloads.

4. Sustainability: Carbon-neutral options available, appealing to ESG-conscious clients.

Usage Metrics

BluSky AI data centers plans to offer usage metrics calculated by the amount of compute time utilized, measured in CPU and GPU hours. Customers will be billed according to the number of hours their CPUs or GPUs are in use, with GPU pricing typically being higher than CPU pricing due to the greater processing power offered by GPUs.

- Compute Time(CPU/GPU Hours):

- Customers are billed based on the number of hours the CPUs or GPUs are used.

- GPU pricing is typically higher than CPU pricing due to greater processing power.

- Resource Allocation:

Resource allocation charges are determined by the number of cores, GPUs, or accelerators allocated, as well as their respective performance levels. High-performance GPUs incur higher costs compared to entry-level models due to their enhanced capabilities.

- Memory Usage:

Memory usage charges may be based on the amount of RAM used per hour or the specific memory tier utilized for training or inference workloads.

- Storage Costs:

Storage costs include charges for high-speed storage used during compute processes, such as NVMe SSDs, as well as fees for long-term data storage.

Type of Workload:

The type of workload affects pricing, with training and inference being the primary factors. Training large models, such as deep learning networks, requires significantly more resources and is priced higher. In contrast, inference, which involves deploying models for predictions, is less resource-intensive and generally incurs lower costs.

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Reserved vs. On-Demand Pricing

With On-Demand pricing, customers pay a premium for immediate access to resources without any long-term commitment. In contrast, Reserved or Subscription pricing provides discounts for reserving resources for a longer period or for bulk usage.

Pricing tiers for specific hardware configurations:

The Standard tier offers low-cost, general-purpose resources suitable for small-scale tasks. The High-Performance tier, on the other hand, comes with premium pricing for advanced GPUs or clusters, designed to handle complex AI workloads.

Location and Energy Costs:

Location and energy costs play a significant role in pricing. Regions with lower energy costs or tax incentives for renewable energy typically offer lower pricing. However, carbon-neutral or sustainable data centers may charge a premium for green computing initiatives.

Additional Costs

Additional costs may include networking fees for data transfer in and out of the data center or between regions, as well as charges for software licenses related to proprietary AI frameworks, tools, or libraries. Additionally, support services such as technical assistance, managed services, or custom optimization may incur extra fees.

- Colocation Data Centers:

Colocation data centers typically charge flat fees for rack space, power, and cooling, with additional charges applied for compute usage.

Emerging Trends

Emerging trends in data center pricing and operations include several innovative approaches. Pay-As-You-Go pricing is ideal for startups or workloads with unpredictable demands, allowing customers to pay only for the resources they use. Spot Pricing offers discounts for utilizing idle resources during non-peak times, which can help reduce costs. Custom AI Accelerators, like Google’s TPU, are increasingly being used in data centers, offering competitive pricing tailored for specific AI tasks.

BluSky AI’s approach to building its modular data centers will rely on a complex, carefully managed supply chain and sourcing strategy. BluSky AI has already developed key vendor relationships and solution partners over the prior years of working in the hyperscale environment. The company will leverage existing on-site power infrastructures and renewable energy options, such as solar, hydrogen, or even alternative on-site grid systems. This helps to accelerate deployments and reduce the need for extensive new power installations, although securing reliable, sustainable power often involves long lead times for specialized components like hydrogen fuel cells or advanced renewable integration systems, and can be impacted by regional regulatory constraints.

BluSky AI plans to focus on sites in various U.S. jurisdictions, specifically targeting facilities with power capacities under 50MW. However, acquiring suitable land with the necessary zoning, infrastructure, and environmental clearances can be time-consuming and competitive, as prime locations are in high demand.

For equipment sourcing, BluSky AI will need to procure critical items such as transformers, switch gear, servers, CPUs, GPUs, LPUs, racks, and cooling solutions. These components are essential for ensuring efficient power distribution and supporting high-performance computing workloads. However, these items often come with long lead times due to their customizability, regulatory compliance requirements, and the current global supply chain constraints, such as semiconductor shortages. Specialized racks and advanced cooling systems, like rear-door heat exchangers and liquid cooling modules, are also vital for handling the substantial heat loads generated by modern AI deployments. These systems require extensive engineering and have lengthy procurement cycles.

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By balancing these sourcing strategies and navigating industry constraints, BluSky AI is targeting to deliver scalable, efficient, and cost-effective data center solutions that meet the evolving needs of its diverse customer base, including revenue-generating activities from commercial and governmental clients.

BluSky AI’s operational model is being built on leveraging open standards and modular, scalable solutions that do not hinge on proprietary intellectual property rights. In fact, the company does not currently hold patents, trademarks, licenses, franchises, or concessions that affect its core operations. This approach provides several advantages:

●	Flexibility and Agility: By not being tied to a proprietary IP portfolio, BluSky AI can rapidly adapt to technological advances and market shifts without concerns about the expiration or enforcement of specific patents or licenses.

●	Open Standards & Collaboration: The company embraces open-source frameworks and industry best practices—such as those embodied in the AT Protocol—allowing for interoperability and a more transparent development environment. This strategy reduces reliance on exclusive technologies and minimizes risks associated with the duration or changes in IP rights.

●	Cost Efficiency: Avoiding significant investments in proprietary IP frees up resources that can be redirected toward R&D, scaling operations, and forming strategic partnerships. The operational model thus remains cost-effective and resilient in a competitive, fast-evolving market.

Overall, BluSky AI does not see an impact on its operations related to the duration or effect of patents, trademarks, licenses, franchises, or concessions, allowing it to focus on innovation and scalable deployment without being encumbered by restrictive intellectual property concerns.

BluSky AI faces several risks associated with its modular data center model, reliance on GPUs, and constraints in the U.S. energy grid, as well as potential exposure to government contract renegotiation or termination.

In summary, BluSky AI’s planned operations are designed to meet constant, year-round needs. This non-seasonal nature is a significant strength, allowing the company to focus on scalable, long-term growth while mitigating risks associated with fluctuating market cycles. Grandview Research estimates a 35.9% annual CAGR in this market over the next 7 years.

BluSky AI plans to operate in a highly competitive data center market that is rapidly evolving alongside the surge in demand for AI computing, particularly GPU on demand services. Here are some key points regarding the competitive landscape and growth prospects:

●	Competitive Environment in Data Centers:

BluSky AI faces competition from traditional hyperscale data center providers (like AWS, Google, and Microsoft) as well as specialized modular data center firms. Its focus on deploying pre-fabricated modular solutions that integrate with existing power infrastructure gives it a competitive edge that may offer faster deployment, lower capital costs, and scalability. However, the market is crowded, and large players benefit from economies of scale and long-established supply chains.

●	GPU on Demand and AI Workloads:

The demand for GPUs has skyrocketed as AI workloads intensify. BluSky AI plans to target this growing segment with the intent to offer flexible, high-density computing solutions. Despite robust market growth, global semiconductor supply constraints and fierce competition from major GPU vendors such as NVIDIA and AMD present challenges. BluSky AI is investing in supply chain resilience and strategic partnerships with multiple vendors to secure a steady supply of GPUs to meet customer needs.

●	Growth Dynamics:

With the increasing importance of AI across industries, the overall market for data centers and GPU-powered infrastructure is expected to continue growing. BluSky AI’s pre-fabricated modular approach may allow it to capture a portion of this growth by meeting the rising demand for energy-efficient, rapidly deployable data centers that can scale as client requirements evolve. This growth is fueled by the need for continuous, non-seasonal computing capacity, particularly in sectors like government, finance, and healthcare.

●	Risks and Strategic Considerations:

While BluSky AI is well-positioned, it must navigate industry challenges such as long lead times for critical components, energy grid constraints in certain regions, and potential disruptions in the semiconductor supply chain. Additionally, competitive pressures may force frequent innovations or strategic adjustments, particularly as larger players ramp up their AI and GPU offerings.

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Compliance with Government Regulation

Since the Divestiture of CMCS and the Clavo Rico mine in January 2023, we are no longer subject to the mining regulations of Honduras.

The Company’s policy is to conduct our business in a manner that safeguards public health and mitigates the environmental effects of our business activities. To comply with these laws and regulations, we have made, and in the future may be required to make, capital and operating expenditures.

In the U.S., federal guidelines like the Federal Data Center Enhancement Act focus on cybersecurity, resiliency, and energy efficiency. https://www.congress.gov/bill/118th-congress/senate-bill/933/text

In 2023, the European Union introduced the revised Energy Efficiency Directive (EED, EU/2023/1791) that requires data centers to report energy efficiency data to the European Commission. https://energy.ec.europa.eu/topics/energy-efficiency/energy-efficiency-targets-directive-and-rules/energy-efficiency-directive_en

Data centers have a significant environmental footprint, and compliance with environmental regulations is critical:

- Air Quality: Backup generators require air permits and adherence to emission standards.

- Water Management: Cooling systems often need permits for water usage and discharge.

- Hazardous Materials: Proper storage and disposal of materials like batteries and used oil are essential.

Capital Equipment and Research & Development Expenditures

During the year ended December 31, 2024 and the nine months ended September 30, 2025, we did not incur any expense related to research and development. Additionally, we are not currently conducting any research and development activities other than those relating to the Company’s new artificial intelligence-related operations.

Employees

As of the date of this filing, we currently employ 5 full-time employees and 5 temporary employees in the United States. We have contracts with various independent contractors and consultants to fulfill additional needs, including investor relations and other administrative functions, and may staff further with employees as we expand activities and bring new projects online. We are negotiating managed services contracts with top vendors to utilize their employees and expertise in data management to negate the need to initially expand a large BluSky AI’s staff with growth.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

We do not currently own any patents or trademarks. Also, we are not a party to any license or franchise agreements, concessions, or labor contracts arising from any patents. trademarks, or royalty agreements.

Company Information

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Further information about the Company may be found at its website: www.bluskyaidatacenters.com. The Company makes available its filings to investors, free of charge, on this website.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also find all the reports that we have filed electronically with the SEC at their Internet site www.sec.gov.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such pending or threatened legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

March 4, 2024, the Company filed a complaint against Mother Lode Mining, Inc., a Canadian company, and Robert Salna (the “Defendants”), alleging an amount of not less than $2,237,800 (plus interest, additional costs and attorneys’ fees) due from Defendants as a result of their breach of their obligations and duties arising from the sale of Compañía Minera Cerros Del Sur, S.A. de C.V. in 2023 (the “Sale”). In the complaint, filed in the United States District Court for the District of Utah, Central Division, the Company asserts claims related to alleged breach of contract and unjust enrichment against the Defendants, and seeks a monetary judgment and an award of attorneys’ fees and other expenses. The complaint arises from the Defendants’ failure to convey agreed-upon consideration to the Company as contracted for the sale of CMCS. The Company was able to effect service of process on Mother Lode Mining, Inc. through Alternative Service and litigation has proceeded since that time. On May 2, 2025, Mother Lode Mining filed a Motion to Dismiss for Failure to State a Claim against the Company, and the Company disputes the premise of their argument. The Company is currently negotiating a settlement of this matter.

See “Risk Factors” for a summary of risks our Company may face in relation to litigation against our Company.

THE COMPANY’S PROPERTY

Corporate Headquarters

We currently maintain our corporate offices at 5330 South 900 East, Suite 280, Murray, Utah 84117. During the year ended December 31, 2024, and the nine months ended September 30, 2025, we paid monthly rent of approximately $1,500 for use of the corporate office.

Other than the above, the Company neither owns nor holds any interest in any material properties requiring disclosure under this item.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Except for historical information, the following Management’s Discussion and Analysis contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) discussions about mineral resources and mineralized material, (b) our projected sales and profitability, (c) our growth strategies, (d) anticipated trends in our industry, (e) our future financing plans, (f) our anticipated needs for working capital, (g) our lack of operational experience and (h) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this Report generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Report will in fact occur as projected.

Overview

BluSky AI Inc., is a pioneering company in AI-driven data center solutions, combining innovation with regulatory compliance and sustainability. The Company is a Neocloud with plans to offer rapidly scalable pre-fabricated modular data centers specializing in artificial intelligence/machine learning (AI/ML) providing high-performance computing infrastructure, strategic site selection, and operational risk management. The company is dedicated to delivering state-of-the-art infrastructure and solutions tailored to meet the demands of modern AI applications and computational workloads in an environment where computational demands are accelerating twofold every 9 months. The Company operates with a focus on innovation, scalability, and environmental sustainability.

Previously known as Inception Mining Inc., the company underwent a significant transformation and rebranding in March 2025 to align with its new strategic direction. This change reflects BluSky AI Inc.’s commitment to advancing technology and providing unparalleled services in the data center industry. The Company is headquartered in Salt Lake City, Utah, BluSky AI Inc.

Historically, we have operated within the mining industry, serving as a consultant to mining companies and as an operator of a mine engaged in the production of precious metals. On January 12, 2023, the Company entered into an agreement through which the Company divested its ownership interest in the Clavo Rico mine, resulting in the transfer of operations to Mother Lode Mining and full control of the Clavo Rico mine asset.

Current Operations

The Company is focused on artificial intelligence compute infrastructure and participating in the dynamic and expanding AI industry predicted to be $1.81 trillion by 2030 by Grandview Research. The Company has plans to grow its AI operations organically within the Company. BluSky AI was established by drawing on extensive industry expertise, insights from outside experts, and a careful evaluation of current conditions in the data center markets. The innovative concept is built around a pre-fabricated modular design that may leverage existing power infrastructure. BluSky AI plans to develop multiple data center sites across various U.S. jurisdictions, with artificial intelligence (AI) focus, specifically targeting facilities with the ability to develop power capacity or utilize existing power capacities. This strategy enables a faster time to market, scalable deployment, and a cost-effective approach that meets the evolving needs of AI and the high compute data center market.

BluSky AI plans to revolutionize the artificial intelligence compute landscape by addressing the immediate global supply shortage with a cutting-edge, turnkey solution called SkyMods. Our strategy centers on rapidly deployable, plug-and-play, pre-fabricated modular compute centers on powered land assets—sites that already possess permitted energy infrastructure. This approach not only accelerates time to market but also positions BluSky AI as a premier AI compute infrastructure provider dedicated to meeting the surging demand for advanced AI services.

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Results of Operations

We had a net loss of $2,633,232 for the three-month period ended September 30, 2025, and a net loss of $279,946 for the three-month period ended September 30, 2024. This change in our results over the two periods is primarily the result of an increase in consulting expense, the change in the derivative liabilities, the increase in the loss on extinguishment of debt and an increase in interest expense. The following table summarizes key items of comparison and their related increase (decrease) for the three-month periods ended September 30, 2025 and 2024:

	Three Months Ended		Increase/
	September 30, 2025	September 30, 2024	(Decrease)
General and Administrative	$504,153	$109,742	$394,411
Depreciation and Amortization Expenses	-	182	(182)
Total Operating Expenses	504,153	109,924	394,229
Loss from Operations	(504,153)	(109,924)	(394,229)
Interest Income	4,555	-	4,555
Change in Derivative Liabilities	-	(139,472)	139,472
Loss on Extinguishment of Debt	(2,101,978)	(13,043)	(2,088,935)
Interest Expense	(31,656)	(17,507)	(14,149)
Loss from Operations Before Taxes	(2,633,232)	(279,946)	(2,353,286)
Provision for Income Taxes	-	-	-
Net Loss	$(2,633,232)	$(279,946)	$(2,353,286)

General and administrative expenses increased for the three-month period ended September 30, 2025 because of an increase in consulting, legal and investor relations expenses, compared to the three-month period ended September 30, 2024.

Changes in derivative liabilities was due to the elimination of the derivative liabilities in the current year that was reported under the gain on extinguishment of debt in the first three months of the 2025 fiscal year.

Interest expense increased for the three-month period ended September 30, 2025 because of the interest expense related to additions to notes from related parties.

Nine months ended September 30, 2025, compared to the Nine months ended September 30, 2024

We had net loss of $4,014,763 for the nine-month period ended September 30, 2025, and a net loss of $1,039,455 for the nine-month period ended September 30, 2024. This change in our results over the two periods is primarily the result of an increase in consulting expense, the increase in the loss on extinguishment of debt and the elimination of derivative liabilities during the current period. The following table summarizes key items of comparison and their related increase (decrease) for the three-month periods ended September 30, 2025 and 2024:

	Nine Months Ended		Increase/
	September 30, 2025	September 30, 2024	(Decrease)
General and Administrative	$2,191,447	$369,917	$1,821,530
Depreciation and Amortization Expenses	-	544	(544)
Total Operating Expenses	2,191,447	370,461	1,820,986
Loss from Operations	(2,191,447)	(370,461)	(1,820,986)
Other Income (expense)	96	-	96
Interest Income	4,555	-	4,555
Change in Derivative Liabilities	186,542	(90,436)	276,978
Initial Derivative Expense	-	(193,582)	193,582
Loss on Extinguishment of Debt	(1,949,847)	(13,043)	(1,936,804)
Interest Expense	(64,662)	(371,933)	307,271
Loss from Operations Before Taxes	(4,014,763)	(1,039,455)	(2,975,308)
Provision for Income Taxes	-	-	-
Net Loss	$(4,014,763)	$(1,039,455)	$(2,975,308)

General and administrative expenses increased for the nine-month period ended September 30, 2025 because of higher consulting and investor relations expenses, compared to the nine-month period ended September 30, 2024.

Changes in derivative liabilities was because of the elimination of the derivative liabilities in the current year that was reported under the gain on extinguishment of debt.

Interest expense decreased in 2025 because of the interest expense related to settled notes was lower and the decrease of amortization of existing debt discounts.

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Year ended December 31, 2024, compared to the year ended December 31, 2023

We had a net loss of $949,782 for the year ended December 31, 2024, which was $13,705,441 more than the net income of $12,755,659 for the year ended December 31, 2023. This change in our results over the two periods is primarily the result of an increase in interest expense of $138,191, the change of derivative liabilities of ($3,132,140), a decrease in gain on extinguishment of debt of ($6,326,145) and income from discontinued operations of ($6,732,872). The following table summarizes key items of comparison and their related increase (decrease) for the years ended December 31, 2024 and 2023.

	Years Ended December,		Increase/
	2024	2023	(Decrease)
General and Administrative	$520,378	$1,065,893	$(545,515)
Depreciation and Amortization Expenses	727	725	2
Total Operating Expenses	521,105	1,066,618	(545,513)
Income (Loss) from Operations	(521,105)	(1,066,618)	545,513
Change in Derivative Liabilities	196,321	3,328,461	(3,132,140)
Initial Derivative Expense	(193,582)	(55,065)	(138,517)
Bad Debt Expense on Note Receivable	-	(2,219,442)	2,219,442
Loss on Disposal of Property, Plant and Equipment	(2,531)	-	(2,531)
Loss on Extinguishment of Debt	(13,043)	6,313,102	(6,326,145)
Interest Expense	(415,842)	(277,651)	(138,191)
Income (Loss) from Operations Before Taxes	(949,782)	6,022,787	(6,972,569)
Net Income (Loss) from Continued Operations	(949,782)	6,022,787	(6,972,569)
Net Income (Loss) from Discontinued Operations	-	(497,581)	497,581
Gain on Sale of Mine Property in Discontinued Operations	-	7,230,453	(7,230,453)
Net Income (Loss) from Discontinued Operations	-	6,732,872	(6,732,872)
Net Income (Loss)	$(949,782)	$12,755,659	$(13,705,441)

Operating Expenses

Operating expenses for the years ended December 31, 2024 and 2023 were $521,105 and $1,066,618, respectively. The decrease in operating expenses for 2024 compared to 2023 were comprised primarily of an decrease in consulting fees.

Other Income (Expenses)

Other income (expenses) for the years ended December 31, 2024 and 2023 were ($428,677) and $7,089,405, respectively. For the year ended December 31, 2024, other income (expenses) was comprised of $196,321 for change in derivative liability, ($193,582) in initial derivative expenses, ($13,043) for loss on extinguishment of debt and ($415,842) for interest expense. For the year ended December 31, 2023, other income (expenses) was comprised of $3,328,461 for change in derivative liability, ($55,065) in initial derivative expense, ($2,219,442) for bad debt expense on note receivable, $6,313,102 for gain on extinguishment of debt and ($277,651) for interest expense.

Net Income (Loss)

Net loss for the year ended December 31, 2024 was $949,782 while the net income for the year ended December 31, 2023 was $12,755,659.

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Liquidity and Capital Resources

Our balance sheet as of September 30, 2025 reflects assets of $1,696,470. We had cash in the amount of $1,295,261 and working capital deficit in the amount of $1,922,014 as of September 30, 2025. Thus, we do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months.

Working Capital

	September 30, 2025	December 31, 2024
Current assets	$1,381,776	$-
Current liabilities	3,303,790	3,346,850
Working capital deficit	$(1,922,014)	$(3,346,850)

We anticipate generating losses and, therefore, may be unable to continue operations in the future, if we don’t acquire additional capital and issue debt or equity or enter into a strategic arrangement with a third party.

Going Concern Consideration

As reflected in the accompanying unaudited condensed financial statements, the Company and has an accumulated deficit of $33,878,127. In addition, there is a working capital deficit of $1,922,014 as of September 30, 2025. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

	Nine Months Ended
	September 30, 2025	September 30, 2024
Net Cash Provided by (Used in) Operating Activities	$(680,923)	$(64,288)
Net Cash Provided by (Used in) Investing Activities	-	-
Net Cash Provided by (Used in) Financing Activities	1,976,184	64,286
Net Increase (Decrease) in Cash	$1,295,261	$(2)

Operating Activities

Net cash flow used in operating activities during the nine months ended September 30, 2025 was $680,923, an increase of $616,635 from the $64,288 net cash used during the nine months ended September 30, 2024. This increase in the cash used in operating activities was primarily due to the increase in net loss for 2025 that used more cash from operations for the period.

Investing Activities

Investing activities during the nine months ended September 30, 2025 provided $0, a decrease of $0 from the $0 provided by investing activities during the nine months ended September 30, 2024.

Financing Activities

Financing activities during the nine months ended September 30, 2025 provided cash of $1,976,184, an increase of $1,911,898 from the $64,286 provided by financing activities during the nine months ended September 30, 2024. During the nine months ended September 30, 2025, the Company received $362,906 in proceeds from notes payable - related parties and $1,735,000 in proceeds from convertible notes payable and made $121,722 in payments on notes payable – related parties.

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Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are influenced by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial condition and results of operations.

Capitalization of Infrastructure Development Costs

Costs incurred in acquiring land, securing long-term leases, and developing modular data center infrastructure—including site preparation, transformer installation, and power distribution—are capitalized when the underlying assets are expected to provide future economic benefit. These costs include engineering, permitting, interconnection studies, and construction-related expenditures directly attributable to preparing the site for its intended use. Costs associated with exploratory site assessments or feasibility studies are expensed as incurred unless the site is deemed commercially viable and development is probable.

We evaluate the carrying value of capitalized infrastructure costs and related property, plant, and equipment at least quarterly to determine whether such amounts exceed their net realizable value. If indicators of impairment exist, we assess recoverability based on expected future cash flows from GPU-as-a-Service operations, tenant lease arrangements, or potential asset sales. Impairment losses are recognized when the carrying amount of an asset exceeds its estimated fair value.

Asset Classification and Depreciation

Modular data center units, transformers, and related equipment are classified as property, plant, and equipment and depreciated over their estimated useful lives using the straight-line method. Useful lives are determined based on industry benchmarks, expected technological obsolescence, and contractual lease terms. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.

Revenue Recognition

Revenue from GPU-as-a-Service contracts is recognized in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised compute capacity is transferred to the customer, typically over time as services are rendered. Contracts may include variable consideration such as usage-based fees, which are estimated and constrained based on historical trends and contractual terms. Revenue from long-term hosting or colocation agreements is recognized ratably over the service period.

Capitalized Software and Platform Development

Internal-use software and platform development costs are capitalized during the application development stage in accordance with ASC 350-40. These costs include third-party development fees, direct labor, and infrastructure integration expenses. Capitalized software is amortized over its estimated useful life, typically three to five years. Costs incurred during the preliminary project stage or post-implementation maintenance are expensed as incurred.

Estimates and Assumptions

Key estimates include the recoverability of long-lived assets, useful lives of infrastructure components, fair value of lease obligations, and revenue recognition under multi-element arrangements. These estimates are reviewed periodically and adjusted as necessary based on changes in market conditions, regulatory developments, and operational performance.

Recent Accounting Pronouncements

For recent accounting pronouncements, please refer to the notes to financial statements in Part I, Item 1 of this Quarterly Report.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Identification of Directors and Executive Officers

Our Bylaws state that our authorized number of directors shall be one or more and shall be set by resolution of our Board of Directors. We currently have two directors.

Our current directors and officers are as follows:

Name and Business Address	Age	Position

Trent D’Ambrosio	60	CEO, CFO and Director

Whit Cluff	74	Director

Dan Gay	64	COO and Director

Our directors will serve in that capacity until our next annual shareholder meeting or until a successor is elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

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Trent D’Ambrosio, Chief Executive Officer, Chief Financial Officer, and Director

Mr. D’Ambrosio has been a Director of the Company since February 28, 2013. From October 2011 through March 2013, Mr. D’Ambrosio held the positions of Interim Chief Executive Officer and Chief Financial Officer of Inception Holdings LLC, a resource exploration company, and was the responsible for the overall strategic direction for the organization. His professional record includes 25 years of management and financial services experience with companies ranging from Fortune 500 companies to start-ups. Mr. D’Ambrosio holds a B.S. in Business Management, an MBA and a Certificate of Mining Studies.

Dan Gay, Chief Operating Officer and Director

Mr. Gay, age 64, brings over 30 years of experience in data center innovation, enterprise IT strategy, and AI-driven technologies to the Board. Since 2023, Mr. Gay has served as the Fractional Chief Marketing and Sales Officer for Catapult Solutions. From 2018 to 2023, Mr. Gay served as the Chief Marketing and Sales Officer for BlockCerts Blockchain. He also served as the VP and Chief Marketing Officer for iThrive Health from 2010-2016. Other noteworthy roles include the Director of National Accounts and the Director of Small Business for MCI, as the Vice President of Sales for Qwest, and the Chief Marketing Officer of Montana Power. He received a Bachelor of Science degree in Marketing and Advertising from Arizona State University.

Whit Cluff, Director

Mr. Cluff has over 35 years of experience in the commercial real estate industry. Mr. Cluff has been involved in all disciplines of real estate land development, mixed-use development, retail tenant representation, developer representation, industrial property procurement and asset management. Mr. Cluff has an extensive background in public and private businesses giving him strong analytical, planning, and organization ability with effective negotiation skills. From 2003 through the present, Mr. Cluff has worked in commercial real estate. Mr. Cluff attended the University of Utah and served in the United States Army.

Other Directorships

Other than as set forth above, none of our directors hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors, which the Board considers when evaluating proposed nominees, include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

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Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

●	the corporation could financially undertake the opportunity;
●	the opportunity is within the corporation’s line of business; and
●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described herein, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

No Audit Committee or Financial Expert

The Company does not have an audit committee or a financial expert serving on the Board of Directors. The Company plans to form and implement an audit committee as soon as practicable.

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Family Relationships

Lance D’Ambrosio, an advisor to the Company, is the brother of Trent D’Ambrosio, the CEO of the Company. Other than the D’Ambrosio brothers, there are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer and principal accounting officer, but intend to do so this year.

COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

Our Board of Directors has not established a separate compensation committee. Instead, the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officer(s), decides on benefit plans, and considers other matters as may, from time to time, be referred to it. We do not currently have a Compensation Committee Charter. Our Board continues to emphasize the important link between our performance, which ultimately benefits all shareholders, and the compensation of our executives. Therefore, the primary goal of our executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officer(s). In order to achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to our long-term success and reward them for their efforts in ensuring our success and (ii) encourage executives to manage from the perspective of owners with an equity stake in us.

Compensation Table for Executives

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)	($)
Trent D’Ambrosio, Chief Executive Officer, Chief Financial Officer,	2025	300,000	-	200,500	-	-	-	-	500,500
President, Secretary, and Director	2024	300,000	-	-	-	-	-	-	300,000

Whit Cluff,	2025	-	-	40,100	-	-	-	-	40,100
Director	2024	-	-	-	-	-	-	-	-

Dan Gay,	2025	55,000	-	102,000	-	-	-	-	157,000
Chief Operating Officer and Director	2024	-	-	-	-	-	-	-	-

(1)

Mr. D’Ambrosio’s employment agreement compensates him $300,000 per year. However, the Company didn’t pay him that full amount during the nine months ended September 30, 2025 and the fiscal years ended December 31, 2024 and 2023. For the nine months ended September 30, 2025, he as paid $0 and the Company recorded $225,000 as deferred salaries payable. For the years ended December 31, 2024 and 2023, he was paid $0 and $175,000, respectively. The Company also recorded $300,000 and 125,000 as deferred salaries payable for the fiscal years ended December 31, 2024 and 2023, respectively.

38

Employment Agreements

The Company previously entered into multiple employment agreements with its Chief Executive Officer, Trent D’Ambrosio. In 2019, it entered into another employment agreement with Mr. D’Ambrosio that was effective as of April 1, 2019, and provided for compensation of $300,000 annually. The agreement was effective for 60 months. The agreement was renewed February 2023, and then again in December 2024, as described below. These employment agreements provide for Mr. D’Ambrosio to be receive benefits and an optional annual bonus to be determined by the Board of Directors of the Company.

On or about December 1, 2024, the Company entered into an Amended and Restated Employment Agreement (the “Agreement”), dated as of December 1, 2024, between the Company and Mr. D’Ambrosio (hereinafter referred to as the “Executive”). This Agreement amended and restated in full the prior employment agreements entered into between the Executive and the Company in April 2019, and it superseded all other agreements between the parties, including a February 25, 2013 employment agreement that was later amended in part on August 1, 2015, and any other prior employment agreements.

On or about April 1, 2025, the Company entered into a consulting agreement with Dan Gay, the Company’s Chief Operating Officer, pursuant to which Mr. Gay provided advisory, business development, and operational restructuring services to the Company, and was to be compensated $5,000 per month and be issued 200,000 shares of Company common stock. On or about September 1, 2025, the Company entered into a new consulting agreement with Mr. Gay, pursuant to which Mr. Gay’s base compensation was increased to $10,000 per month.

Outstanding Equity Awards at Fiscal Year-End

None.

Compensation of Directors

We have no formal plan for compensating our directors for their services. We have no formal plan to compensating our directors in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. All members of the Board of Directors participate in the consideration of executive officer and director compensation.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Security Ownership of Certain Beneficial Owners

The following tables list, as of November 10, 2025, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership‚ concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

39

The percentages below are calculated based on 24,992,505 shares of our common stock issued and outstanding as of February 5, 2026. Unless otherwise indicated, the address of each person listed is c/o BluSky AI, Inc., 5330 South 900 East, Suite 280, Murray, UT 84117.

		Amount and
		Nature of
	Title of	Beneficial	Percent of
Name and Address of Beneficial Owner	Class	Ownership (1)	Class (2)

Trent D’Ambrosio (3)	Common Stock	20,277,546	81.25%
	Preferred Stock	51	100.00%
Whit Cluff (4)	Common Stock	250,709	1.00%
Dan Gay (5)	Common Stock	400,000	1.60%
All Officers and Directors as a Group		20,928,255	83.74%

(1)	Percentage of ownership is based on 24,992,505 common shares outstanding as of February 5, 2026. The number and percentage of shares beneficially owned is determined under the rules of the SEC and the ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants.

(3)	Mr. D’Ambrosio, the CEO and a Director of the Company, owns 51 shares of preferred stock with voting rights per share equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (x) the Numerator. He is also the beneficial owner of 23,201 shares through his wife, Debra D’Ambrosio and 20,000,000 shares through Digital Asset Medium LLC, an asset he controls.

(4)	Mr. Cluff, a Director of the Company, owns 45,631 shares personally and beneficially owns 16,429 shares through his wife, Fran Rich, and 5,143 shares through the Cluff-Rich 401K.

(5)	Mr. Gay, a Director and COO of the Company, owns 400,000 shares personally.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants held by directors or officers of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2025, we have one equity compensation plan: the 2013 Incentive Stock Plan.

40

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SEC rules require us to disclose any transaction since the beginning of our last fiscal year and for the two fiscal years preceding our last fiscal year, or any currently proposed transaction in which we are a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons

The Company took six short-term notes payable from Debra D’ambrosio, an immediate family member related party during the year ended December 31, 2024. The Company received $174,396 in cash from related parties and paid out $98,475 in cash to related parties on notes payable. The Company also took one short-term note payable form Whit Cluff, a director, during the year ended December 31, 2024. Mr. Cluff paid expenses of the Company in the amount of $15,327.

Two officers/directors of the Company have been paying expenses for the Company on their personal credit cards. The Company has recorded these expenses and accrued the amounts in accounts payable to the individuals. As of December 31, 2024, there is $260,828 in accounts payable and accrued liabilities.

The Company took one short-term note payable from Debra D’Ambrosio, an immediate family member related party and one short-term note payable from Digital Asset Medium, LLC, an affiliate of a direct during the nine months ended September 30, 2025. The Company received $362,906 in cash from related parties, made payments of $121,722 in cash to related parties and $125,000 was paid directly to another lender to settle their outstanding notes.

Two officers/directors of the Company have been paying expenses for the Company on their personal credit cards. The Company has recorded these expenses and accrued the amounts in accounts payable to the individuals. As of September 30, 2025, there is $104,839 in accounts payable and accrued liabilities.

On July 11, 2025, the Company entered into a Ground Lease with an Option to Purchase (the “Lease”) with Wild Mustang Ventures LLC, a Wyoming limited liability company (the “Landlord”), through which the Company leased 51.6 acres in Milford, Utah (the “Milford Land”) for a two-year term. Wild Mustang Ventures, LLC is deemed an affiliate of the Company. The base rent is $90,000 annually, which shall accrue until the earlier of the expiration of the lease or until the Company exercises its option to purchase the Milford Land. Payments on the lease are being deferred until the Company is in a better cash flow position, so no lease payments have been made. The Lease contains standard other provisions and includes a mutual indemnification clause which requires that the parties indemnify each other except in the case of gross negligence or willful misconduct.

On June 10, 2025, the Company issued 500,000 restricted shares of Common Stock to Trent D’Ambrosio for services rendered at the market price of $0.401 per share for a total value of $200,500.

On June 10, 2025, the Company issued 100,000 restricted shares of Common Stock to Whit Cluff for services rendered at the market price of $0.401 per share for a total value of $40,100.

In connection with BluSky AI Inc.’s ongoing development efforts, the company entered into a material transaction with Digital Asset Medium LLC, a Wyoming-based developer of power land for large-scale data center sites. On July 7, 2025, BluSky AI executed an Acquisition and Power Assignment Agreement with Digital Asset Medium LLC, under which BluSky AI acquired the exclusive rights to utilize 9.3 MW of solar and grid-interconnected power at the Milford, Utah site. In consideration for this assignment, BluSky AI issued 20 million restricted shares of its common stock to Digital Asset Medium LLC, with the agreement remaining in effect for the operational life of the Milford data center project.

Pursuant to SEC disclosure requirements under Item 404 of Regulation S-K, BluSky AI confirms that this transaction exceeds the $120,000 threshold and qualifies as a related party transaction. As of the date of the agreement, Trent D’Ambrosio Managing Member of Digital Asset Medium LLC is a holder of more than 5% of BluSky AI’s outstanding Common Stock, thereby meeting the definition of a “related person.” The transaction was approved by BluSky AI’s Board of Directors and includes customary representations, warranties, and indemnification provisions. No executive officer, director, nominee for director, or immediate family member of such persons had a direct or indirect material interest in the transaction beyond the equity ownership held by Trent D’Ambrosio.

This disclosure covers the current fiscal year and satisfies the reporting obligations for any related party transactions occurring since the beginning of BluSky AI’s last fiscal year and the two fiscal years preceding it. BluSky AI remains committed to transparency and compliance in all material dealings, particularly those involving strategic infrastructure and equity consideration. The company will continue to evaluate and disclose any future transactions involving related persons in accordance with SEC rules and ASC 850 guidance.

41

SECURITIES BEING OFFERED AND DESCRIPTION OF SECURITIES

General

We are offering up to 12,500,000 Shares and up to 2,500,000 Bonus Shares at an assumed public offering price of $5.00 per Share, which is the mid-point of the estimated offering price range between $4.00-$6.00 per Share.

We are authorized to issue 10,300,000,000 shares of common stock, par value $0.00001 per share, of which approximately 24,992,505 shares are issued and outstanding as of February 5, 2026. In addition, we are authorized to issue 12,500,000 shares of preferred stock, par value $0.00001 per share, of which approximately (i) 51 shares have been designated as Series A Preferred Stock and are issued and outstanding as of February 5, 2026.

The following is a brief description of shares of common stock (“common stock”) of BluSky AI Inc. (the “Company,” “we,” “us,” or “our”). The brief description is based upon our Articles of Incorporation, including the Certificate of Amendment to our Articles of Incorporation, (as amended, our “Articles of Incorporation”), our Bylaws (our “Bylaws”), and provisions of applicable Nevada law. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our Articles of Incorporation and Bylaws, each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K.

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTCID Basic Market tier of the OTC Link ATS (alternative trading system), the over-the-counter markets administered by OTC Markets Group, Inc., under the trading symbol “BSAI,” but the Company’s stock is not eligible for proprietary broker-dealer quotations. We cannot assure you that there will be a market in the future for our common stock.

OTC securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC securities transactions are conducted through a telephone and computer network connecting dealers. OTC issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Classes of Stock

We have two classes of stock: common stock and Series A Preferred Stock.

Preferred Stock

On August 30, 2016, the Board of Directors of the Company, pursuant to Article II of the Company’s Articles of Incorporation, approved the designation of fifty-one (51) shares of its authorized capital stock as “Series A Preferred Stock”. The Certificate of Designation for the Series A Preferred Stock was filed on August 31, 2016. These shares have preferential voting rights and no conversion rights.

Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Our holders of common stock do not have cumulative voting rights. Holders of common stock will be entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor, which may be paid in cash, property, or in shares of the Company’s capital stock. Upon liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of common stock will be entitled to receive their ratable share of the net assets of the Company legally available for distribution after payment of all debts and other liabilities. There are no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Holders

As of February 5, 2026, there were approximately 1,504 holders of record of our common stock and one holder of record for our preferred stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising.

At least every 12 months, we will file a post-qualification amendment to the Offering Circular of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

42

BLUSKY AI, INC.

(fka INCEPTION MINING, INC.)

F-1

BluSky AI, Inc.

(FKA Inception Mining, Inc.)

Condensed Balance Sheets

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,295,261	$-
Prepaid expenses	12,765	-
Other current assets	73,750	-
Total Current Assets	1,381,776	-

Right of use operating lease asset – related party	273,963	-
Solar power asset	1,289,309	-
Other assets	40,531	531
Total Assets	$2,985,579	$531

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$1,802,420	$1,745,787
Accrued interest - related parties	9,368	30,310
Operating lease liability – related party – current portion	73,057	-
Note payable	60,000	125,000
Notes payable - related parties	1,358,945	992,761
Convertible notes payable - net of discount	-	266,450
Derivative liabilities	-	186,542
Total Current Liabilities	3,303,790	3,346,850

Operating lease liability – related party, net of current portion	223,406	-
Total Liabilities	3,527,196	3,346,850

Commitments and Contingencies	-	-

Stockholders’ Deficit
Preferred stock, $0.00001 par value; 10,000,000 shares authorized, 51 shares issued and outstanding	1	1
Common stock, $0.00001 par value; 10,300,000,000 shares authorized, 24,957,870 and 2,659,773 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	250	27
Additional paid-in capital	33,336,259	26,517,017
Accumulated deficit	(33,878,127)	(29,863,364)
Total Stockholders’ Deficit	(541,617)	(3,346,319)
Total Liabilities and Stockholders’ Deficit	$2,985,579	$531

See accompanying notes to the unaudited condensed financial statements.

F-2

BluSky AI, Inc.

(FKA Inception Mining, Inc.)

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Operating Expenses
General and administrative	$504,153	$109,742	$2,191,447	$369,917
Depreciation and amortization	-	182	-	544
Total Operating Expenses	504,153	109,924	2,191,447	370,461
Loss from Operations	(504,153)	(109,924)	(2,191,447)	(370,461)

Other Income/(Expenses)
Other income (expense)	-	-	96	-
Interest income	4,555	-	4,555	-
Change in derivative liability	-	(139,472)	186,542	(90,436)
Loss on extinguishment of debt	(2,101,978)	(13,043)	(1,949,847)	(13,043)
Initial derivative expense	-	-	-	(193,582)
Interest expense	(31,656)	(17,507)	(64,662)	(371,933)
Total Other Income/(Expenses)	(2,129,079)	(170,022)	(1,823,316)	(668,994)

Net Loss from Operations before Income Taxes	(2,633,232)	(279,946)	(4,014,763)	(1,039,455)
Provision for Income Taxes	-	-	-	-
Net Loss	$(2,633,232)	$(279,946)	$(4,014,763)	$(1,039,455)

Deemed dividend – solar power asset	(8,510,691)	-	(8,510,691)	-
Net loss attributable to shareholders	$(11,143,923)	$(279,946)	$(12,525,454)	$(1,039,455)

Net loss per share – Basic and Diluted	$(0.48)	$(0.11)	$(1.29)	$(0.39)
Weighted average number of shares outstanding during the period – Basic and Diluted	23,098,931	2,652,259	9,707,293	2,643,369

See accompanying notes to the unaudited condensed financial statements.

F-3

BluSky AI, Inc.

(FKA Inception Mining, Inc.)

Condensed Statements of Stockholders’ Deficit

(Unaudited)

	Preferred stock		Common stock		Additional		Total
	($0.00001 Par)		($0.00001 Par)		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance, December 31, 2024	51	$1	2,659,773	$27	$26,517,017	$(29,863,364)	$(3,346,319)
Rounding shares issued with reverse split	-	-	5,432	-	-	-	-
Net income for the period	-	-	-	-	-	175,389	175,389
Balance, March 31, 2025	51	1	2,665,205	27	26,517,017	(29,687,975)	(3,170,930)
Shares issued for services	-	-	1,800,000	18	1,343,082	-	1,343,100
Net loss for the period	-	-	-	-	-	(1,556,920)	(1,556,920)
Balance, June 30, 2025	51	1	4,465,205	45	27,860,099	(31,244,895)	(3,384,750)
Shares issued for services	-	-	25,500	-	153,000	-	153,000
Shares issued for conversion of notes payable	-	-	444,750	4	3,904,526	-	3,904,530
Shares issued for conversion of accrued liabilities	-	-	22,415	1	129,525	-	129,526
Shares issued for solar power asset	-	-	20,000,000	200	1,289,109	-	1,289,309
Net loss for the period	-	-	-	-	-	(2,633,232)	(2,633,232)
Balance, September 30, 2025	51	$1	24,957,870	$250	$33,336,259	$(33,878,127)	$(541,617)

	Preferred stock		Common stock		Additional		Total
	($0.00001 Par)		($0.00001 Par)		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance, December 31, 2023	51	$1	2,638,903	$26	$26,491,974	$(28,913,582)	$(2,421,581)
Net income for the period	-	-	-	-	-	(256,980)	(256,980)
Balance, March 31, 2024	51	1	2,638,903	26	26,491,974	(29,170,562)	(2,678,561)
Net loss for the period	-	-	-	-	-	(502,529)	(502,529)
Balance, June 30, 2024	51	1	2,638,903	26	26,491,974	(29,673,091)	(3,181,090)
Shares issued with extinguishment of debt	-	-	20,870	1	25,043	-	25,044
Net loss for the period	-	-	-	-	-	(279,946)	(279,946)
Balance, September 30, 2024	51	$1	2,659,773	$27	$26,517,017	$(29,953,037)	$(3,435,992)

See accompanying notes to the unaudited condensed financial statements.

F-4

BluSky AI, Inc.

(FKA Inception Mining, Inc.)

Condensed Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30, 2025	September 30, 2024
Cash Flows From Operating Activities:
Net Loss	$(4,014,763)	$(1,039,455)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization expense	-	544
Common stock issued for services	1,496,100	-
Loss on extinguishment of debt	1,949,847	13,043
Change in derivative liability	(186,542)	90,436
Default penalty additions	-	88,890
Expenses paid in behalf of the company by related party	-	10,300
Amortization of right-of-use asset	18,264	9,595
Amortization of debt discount	-	219,961
Initial derivative expense	-	193,582
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(12,764)	10,000
Other assets	(113,750)	-
Operating lease liability – related party	4,236	-
Accounts payable and accrued liabilities	123,221	333,600
Accounts payable and accrued liabilities - related parties	55,228	5,216
Net Cash Used In Operating Activities	(680,923)	(64,288)

Cash Flows From Investing Activities:
Net Cash Provided By Investing Activities	-	-

Cash Flows From Financing Activities:
Repayment of notes payable-related parties	(121,722)	(98,475)
Repayment of convertible notes payable	-	(98,784)
Proceeds from notes payable-related parties	362,906	111,545
Proceeds from convertible notes payable	1,735,000	150,000
Net Cash Provided by Continuing Financing Activities	1,976,184	64,286
Net Change in Cash	1,295,261	(2)
Cash at Beginning of Period	-	2
Cash at End of Period	$1,295,261	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$11,074
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for conversion of debt	$4,034,056	$25,043
Common stock issued for solar power asset	$1,289,309	$-
Recognition of debt discounts on convertible note payable	$-	$179,800
Origination of operating lease	$292,227	$-
Accounts payable issued for settlement of note payable	$10,000	$-
Note payable issued to related party for settlement of convertible note payable	$125,000	$-

See accompanying notes to the unaudited condensed financial statements.

F-5

BluSky AI, Inc.

(FKA Inception Mining, Inc.)

Notes to Condensed Financial Statements (Unaudited)

September 30, 2025

1. Nature of Business

BluSky AI, Inc. (formerly known as Inception Mining, Inc.) was incorporated under the name of Golf Alliance Corporation and under the laws of the State of Nevada on July 2, 2007. Inception Mining, Inc. was a precious metal mineral acquisition, exploration and development company. Inception Development, Inc., its wholly owned subsidiary, was incorporated under the laws of the State of Idaho on January 28, 2013.

Golf Alliance Corporation pursued its original business plan to provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs. During the year ended July 31, 2010, the Company decided to redirect its business focus toward precious metal mineral acquisition and exploration.

On March 5, 2010, the Company amended its articles of incorporation to (1) change its name to Silver America, Inc. and (2) increase its authorized common stock from 100,000,000 to 500,000,000. In 2020, the Company increased its authorized common stock from 500,000,000 to 800,000,000. In 2022, the Company increased its authorized common stock from 800,000,000 to 10,300,000,000.

On June 23, 2010, the Company amended its articles of incorporation to change its name to Gold American Mining Corp.

On February 25, 2013, Gold American Mining Corp. and its majority shareholder (the “Majority Shareholder”), and its wholly owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Inception purchased the U.P. and Burlington Gold Mine in consideration of 16,000 shares of common stock of Inception, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty. Inception Resources was an entity owned by and under the control of the majority shareholder. This transaction was deemed an asset purchase by entities under common control. The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”). Inception was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Asset Purchase Agreement. As a result of such acquisition, the Company’s operations were then focused on the ownership and operation of the mine acquired from Inception Resources and the Company then ceased to be a shell company as it no longer has nominal operations. On February 21, 2020, the Company sold the Up & Burlington property and mineral rights to Ounces High Exploration, Inc. in exchange for $250,000 in cash consideration and 66,974,252 shares of common stock of Hawkstone Mining Limited, a publicly-trade Australian company.

On May 17, 2013, the Company amended its articles of incorporation to change its name to Inception Mining, Inc. (“Inception” or the “Company”).

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Pursuant to the agreement, the Company issued 240,226 shares of common stock of Inception and assumed promissory notes in the amount of $5,488,980 and accrued interest of $3,434,426. Under this merger agreement, there was a change in control, and it was treated for accounting purposes as a reverse recapitalization with Clavo Rico, Ltd. being the surviving entity. Its workings include several historical underground operations dating back to the early Mayan and Spanish occupation.

F-6

On January 12, 2023, Inception Mining, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “LOI”) with Mother Lode Mining, Inc. (“MLM”). The LOI became binding on January 24, 2023. Pursuant to the terms of the LOI, the Company agreed to sell all of the shares of its wholly-owned subsidiary, Compañía Minera Cerros Del Sur, S.A. de C.V. (“CMCS”), to MLM. CMCS is the Honduran-based company that owns the Clavo Rico mine.

Since the divestiture of the Clavo Rico Mine, the Company has been operating as a consultant and advisor to the mining industry, including to Mother Lode Mining, the new owner of the Clavo Rico mine. It also has an ongoing financial interest in the Clavo Rico Mine under the LOI, with monthly payments due through February 2025 that are secured by a net smelter royalty.

The Company underwent a significant transformation and rebranding in March 2025 to align with its new strategic direction and name change to “BluSky AI Inc.”. This change reflects BluSky AI Inc.’s commitment to advancing technology and providing unparalleled services in the data center industry. The Company’s operations are primarily in AI-driven data center solutions, combining innovation with regulatory compliance and sustainability. The Company is a modular data center provider focused on high-performance computing infrastructure, strategic site selection, and operational risk management and specializing in artificial intelligence (AI) and as a Neocloud operator). “Neocloud” refers to a new breed of cloud providers that specialize in offering high-performance computing, particularly GPU-as-a-Service (GPUaaS), tailored specifically for demanding AI and machine learning workloads. The company is dedicated to delivering state-of-the-art infrastructure and solutions tailored to meet the demands of modern AI applications and computational workloads.

The new business model centered on modular data center development and GPU-as-a-Service (GPUaaS), marking a strategic pivot toward scalable, AI-optimized infrastructure. The Company designs and deploys modular data centers engineered for rapid deployment, energy efficiency, and geographic flexibility, enabling tailored solutions for high-performance computing environments. As a Neocloud operator, BluSky AI offers GPUaaS to enterprise and institutional clients, delivering dedicated, on-demand access to advanced GPU clusters optimized for artificial intelligence, machine learning, and large-scale simulation workloads. This model integrates site-specific risk management, regulatory compliance, and sustainability into every deployment, positioning BluSky AI as a next-generation infrastructure provider for mission-critical AI applications.

“Neocloud” refers to a new breed of cloud providers that specialize in offering high-performance computing, particularly GPU-as-a-Service (GPUaaS), tailored specifically for demanding AI and machine learning workloads. Neoclouds are specialist cloud providers filling a crucial gap in the market by offering dedicated and optimized infrastructure for the rapidly expanding field of artificial intelligence.

2. Summary of Significant Accounting Policies

Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had a net loss of $4,014,763 during the nine-month period ended September 30, 2025 and had a working capital deficit of $1,922,014 as of September 30, 2025. These along with other factors indicate that the Company has substantial doubt of being able to continue as a going concern for a period of one year from the issuance of these financial statements.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management is currently working to make changes that will result in profitable operations and to obtain additional funding sources to meet the Company’s need for cash during the next twelve months and beyond.

Basis of Presentation - The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.

F-7

Condensed Financial Statements -The interim financial statements included herein have been prepared by BluSky AI, Inc. (“BluSky” or the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in this filing and the Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025.

In the opinion of management, all adjustments have been made consisting of normal recurring adjustments necessary to present fairly the financial position of the Company and as of September 30, 2025, the results of its statements of operations and comprehensive income (loss) for the three and nine-month period ended September 30, 2025, its condensed statement of stockholders’ deficit and its cash flows for the nine-month period ended September 30, 2025. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

Use of Estimates – In preparing financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates. Estimates may include those pertaining to valuation of the estimated useful lives and valuation of properties, plant and equipment, deferred tax assets, convertible preferred stock, derivative assets and liabilities, stock-based compensation and payments, and contingent liabilities.

Cash and Cash Equivalents -The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2025 and December 31, 2024, the Company had $1,295,261 and $0 in cash equivalents, respectively. The aggregate cash balance on deposit in these accounts is insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has never experienced any losses in such accounts.

Fair Value Measurements -The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the party’s own credit risk.

Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

F-8

The carrying value of the Company’s cash, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

Notes Receivable - Notes receivable include amounts due to the Company pursuant to financial agreements stipulating interest rates, payment terms and maturity dates. As of September 30, 2025 and December 31, 2024, notes receivable balance includes one note due from Mother Load Mining, Inc. in the amounts of $2,219,442 and $2,219,442, respectively, net of reserves of $2,219,442 and $2,219,442 (see Note 4 – Note Receivable).

Long-Lived Assets - We review the carrying amount of our long-lived assets for impairment whenever there are negative indicators of impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flows.

Properties and Equipment - We record properties and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Furniture and fixtures	2 to 3 years
Processing and laboratory	5 to 15 years

Stock Issued for Goods and Services - Common and preferred shares issued for goods and services are valued based upon the fair market value of our common stock or the goods and services received.

Stock-Based Compensation - For stock-based transactions, compensation expense is recognized over the requisite service period, which is generally the vesting period, based on the estimated fair value on the grant date of the award.

Income (Loss) per Common Share -Basic net income (loss) per common share is computed by dividing net income (loss), less the preferred stock dividends, by the weighted average number of common shares outstanding. Dilutive income (loss) per share includes any additional dilution from common stock equivalents, such as stock options and warrants, and convertible instruments, if the impact is not antidilutive. 0 and 1,027,273 common share equivalents have been excluded from the diluted loss per share calculation for the nine-month periods ended September 30, 2025 and 2024, respectively, because it would be anti-dilutive.

Derivative Liabilities - Derivative liabilities are recorded at fair value when issued and the subsequent change in fair value each period is recorded in other income (expense) in the statements of operations. We do not hold or issue any derivative financial instruments for speculative trading purposes.

F-9

Income Taxes -The Company’s income tax expense and deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid. Significant judgments and estimates are required in determining the income tax expense.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the Company’s ability to recover its deferred tax assets, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company develops assumptions including the amount of future state and federal pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimates that the Company is using to manage the underlying businesses. The Company provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such deferred tax assets to be more likely than not.

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes that would have a material effect on the Company’s results of operations, cash flows or financial position.

Business Segments – The Company operates in one segment and therefore segment information is not presented.

Operating Lease – In accordance with ASC 842, the Company determines whether or not a contract contains a lease based on whether or not it provides the Company with the use of a specifically identified asset for a period of time, as well as both the right to direct the use of that asset and receive the significant economic benefits of the asset. The Company elected the transition relief package of practical expedients, and as a result, we did not assess 1) whether existing or expired contracts contain embedded leases, 2) lease classification for any existing or expired leases, and 3) whether lease origination costs qualified as initial direct costs. We elected the short-term lease practical expedient by establishing an accounting policy to exclude leases with a term of 12 months or less.

Recently Issued Accounting Pronouncements –From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

F-10

3. Derivative Financial Instruments

The Company adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of September 30, 2025:

Debt Derivative Liabilities
Balance, December 31, 2024	$186,542
Settlement of derivative liabilities	(186,542)
Balance, September 30, 2025	$-

Derivative Liabilities –The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

Based upon ASC 840-15-25 (EITF Issue 00-19, paragraph 11) the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

4. Note Receivable

On January 12, 2023, Inception Mining, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “LOI”) with Mother Lode Mining, Inc. (“MLM”). The LOI became binding on January 24, 2023 when the final installment of initial payment set forth under the LOI was received by the Company. Pursuant to the terms of the LOI, the Company agreed to sell all of the shares of its wholly-owned subsidiary, Compañía Minera Cerros Del Sur, S.A. de C.V. (“CMCS”), to MLM. CMCS is the Honduran-based company that owns the Clavo Rico mine.

The purchase price for the sale of CMCS by the Company to MLM consisted of the following cash consideration (a) $204,200 was delivered by MLM to the Company on January 3, 2023 to pay outstanding debts owed by the Corporation; (b) $300,000 was delivered by MLM to the Company on January 5, 2023 to satisfy existing debts of the Company; (c) $100,000 was delivered by MLM to the Company on January 16, 2023; (d) $200,000 was delivered by MLM to the Company on January 17, 2023; (e) $1,200,000 was delivered by MLM to the Company on January 18, 2023, to pay a settlement amount for existing debt of the Company; (f) $500,000 was delivered by MLM to the Company on January 23, 2023, to satisfy existing debts of the Company; (g) $500,000 was delivered by MLM to the Corporation on January 24, 2023 to satisfy existing debts of the Corporation.

F-11

In addition to the amounts already delivered under the LOI, an additional amount of $2,700,000 shall be paid by MLM to the Company over a period of twenty-four (24) months (the “Monthly Payments”). The Monthly Payments shall be paid as follows: (i) $25,000 due March 1, 2023, (ii) $50,000 due on the first day of each of April, May and June 2023, and (iii) $100,000 due on the first day of each month for the following twenty months, until February 1, 2025 at which point all amounts due and payable hereunder shall be delivered in a final balloon payment. The Company has received several payments leaving an outstanding balance of $2,219,442 as of March 31, 2025. MLM paid an additional $80,000 in initial payments than the agreement called for. Based on the additional funds, MLM has paid less than the scheduled payments to make up the cash outflow to them. Outstanding balances and missed Monthly Payments will be secured by a 10% NSR on the Clavo Rico mine production until the Monthly Payments are delivered and the purchase price is paid in full. In addition to the Monthly Payments, the Company will receive a carried forward net profits interest royalty (“NPI”) of 5% on the Clavo Rico mine production until the total NPI paid to the Company is $1,000,000, subject to limited conditions.

The following table summarizes the note receivable of the Company as of September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
Note Receivable from Mother Load Mining, Inc. pursuant to a Letter of Intent dated effective January 12, 2023, in the original principal amount of $5,700,000, accruing no interest, with monthly payments beginning on March 31, 2023, maturing February 1, 2025.	$2,219,442	$2,219,442
Less: Payments received	-	-
Total Note Receivable outstanding	2,219,442	2,219,442
Less: Allowance for Doubtful Note Receivable	(2,219,442)	(2,219,442)
Total Note Receivable	$-	$-

5. Solar Power Asset

On July 7, 2025, BluSky AI Inc., entered into an Acquisition and Power Assignment Agreement with Digital Asset Medium, LLC (“DAM”), a Wyoming limited liability company, whose managing member, Trent D'Ambrosio, is also the Company’s CEO. DAM assigned to the Company its exclusive right to utilize solar and grid-interconnected power at a data center project located in the Milford area of Beaver County, Utah. In exchange for the assignment of the Power Commitment in the Acquisition Agreement, the Company issued 20,000,000 shares of its restricted common stock to DAM. The solar power asset was valued at $1,289,309. This asset will not be placed into service until the Milford project has been built and is beginning to use power. Once this milestone has been achieved, the Company will begin amortizing the value of this asset over the remaining life of the agreement. Currently, there is no amortization expense or cash flows related to this asset.

6. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at September 30, 2025 and December 31, 2024 consisted of the following:

	September 30, 2025	December 31, 2024
Accounts Payable	$351,835	$518,930
Deferred Salaries Payable	1,311,788	1,226,857
Accrued Interest Payable	138,797	-
Total Accrued Liabilities	$1,802,420	$1,745,787

7. Notes Payable

Notes payable were comprised of the following as of September 30, 2025 and December 31, 2024:

Notes Payable	September 30, 2025	December 31, 2024
Phil Zobrist	$60,000	$60,000
Antczak Polich Law LLC	-	65,000
Total Notes Payable	60,000	125,000
Less Short-Term Notes Payable	(60,000)	(125,000)
Total Long-Term Notes Payable	$-	$-

Phil Zobrist – On January 11, 2013, the Company issued an unsecured Promissory Note to Phil Zobrist in the principal amount of $60,000 (the “Note”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $60,000. On October 2, 2015, the Company entered into a new convertible note with Phil Zobrist that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $29,412 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20-trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed, and the note was extended until December 31, 2024. The Company recognized a gain on the extinguishment of debt of $121,337 for the remaining derivative liability and of $11,842 for the remaining debt discount. As of September 30, 2025, the gross balance of the note was $60,000 and accrued interest was $137,441.

F-12

Antczak Polich Law, LLC – On March 21, 2023, the Company issued an unsecured Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $75,000 (the “Note”) and does not accrue interest. This note is due on December 31, 2023 and requires monthly payments of $10,000 starting July 2023 with any remaining balance paid in full by December 31, 2023. The Company made one payment of $10,000 during the fiscal year ended December 31, 2023. On September 30, 2025, the Company paid $10,000 towards the balance of this note and then Antczak elected to convert the remaining $55,000 into 11,000 shares of common stock valued at $65,780. The Company recognized a loss on extinguishment of debt of $10,780. As of September 30, 2025, the gross balance of the note was $0.

8. Notes Payable – Related Parties

Notes payable – related parties were comprised of the following as of September 30, 2025 and December 31, 2024:

Notes Payable - Related Parties	Relationship	September 30, 2025	December 31, 2024
Cluff-Rich PC 401K	Affiliate - Controlled by Director	$46,000	$51,000
Whit Cluff	Director	15,327	15,327
Digital Asset Medium, LLC	Affiliate - Controlled by Director	480,000	-
Debra D’ambrosio	Immediate Family Member	422,618	531,434
Francis E. Rich	Immediate Family Member	100,000	100,000
Pine Valley Investments	Affiliate - Controlled by Director	295,000	295,000
Total Notes Payable - Related Parties		1,358,945	992,761
Less Short-Term Notes Payable - Related Parties		(1,358,945)	(992,761)
Total Long-Term Notes Payable - Related Parties		$-	$-

Cluff-Rich PC 401K – On June 29, 2022, the Company issued an unsecured Short-Term Promissory Note to Cluff-Rich PC 401K in the principal amount of 60,000 (the “Note”) due on December 31, 2022 and bears a 5.0% interest rate. On February 1, 2023, the Company re-negotiated this note which extended it to March 1, 2025 and made it non-interest bearing. The Company issued 5,143 shares of common stock on February 1, 2023 as settlement for the accrued interest of $18,000. During the fiscal ended December 31, 2023, the Company made a payment of $9,000 towards the principal balance. On July 16, 2025, the Company made a payment of $5,000 towards the balance of the note. As of September 30, 2025, the gross balance of the notes was $46,000.

Digital Asset Medium, LLC (Affiliate – Director) – On January 9, 2025, the Company formalized an unsecured Short-Term Promissory Notes to Digital Asset Medium, LLC in principal amounts totaling $480,000 (the “Note”), which bears a 15.00% interest rate and matures on January 31, 2026. This lender directly paid $125,000 to settle the notes held by 1800 Diagonal Lending, LLC (see Note 9). On September 30, 2025, the Company issued 13,007 shares of common stock valued at $77,782 for the conversion of accrued interest of $29,129 and accounts payable of $35,908. The Company recognized a loss on extinguishment of debt of $12,745. As of September 30, 2025, the gross balance of the note was $480,000 and accrued interest was $8,601.

D. D’Ambrosio (Immediate Family Member of Director) – On January 1, 2023, there were six notes outstanding with outstanding balance of the Notes of $446,210 and accrued interest of $81,204. During January 2023, the Company issued an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $6,408 (the “Note”) that bears a 3.00% interest rate. On February 1, 2023, the Company re-negotiated these notes into one note with a maturity date of March 1, 2025 and is non-interest bearing. The Company issued 23,201 shares of common stock on February 1, 2023 as settlement for the accrued interest of $81,204. During the year ended December 31, 2023, the Company made a payment of $30,000 towards the principal balance. As of September 30, 2025, the gross balance of the note was $422,618 and accrued interest was $0.

F-13

D. D’Ambrosio (Immediate Family Member of Director) –During June through September, 2024, the Company received funds in the amount of $50,395. On October 1, 2024, the Company formalized an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $50,395 (the “Note”), which bears a 5.00% interest rate and matures on October 31, 2025. During the year ended December 31, 2024, the Company made payments of $4,430 towards the principal balance. On August 5, 2025, the Company paid-off the balance of this note of $45,965. As of September 30, 2025, the gross balance of the note was $0 and accrued interest was $0.

D. D’Ambrosio (Immediate Family Member of Director) –During October through December, 2024, the Company received funds in the amount of $62,851. On November 1, 2024, the Company formalized an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $62,851 (the “Note”), which bears a 15.00% interest rate and matures on November 30, 2025. During the nine months ended September 30 2025, the Company paid $62,851 towards the balance of this note. As of September 30, 2025, the gross balance of the note was $0 and accrued interest was $0.

D. D’Ambrosio (Immediate Family Member of Director) –On January 1, 2025, the Company formalized an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $406 (the “Note”), which bears a 15.00% interest rate and matures on December 31, 2025. On September 1, 2025, the Company paid-off the balance of this note of $406. As of September 30, 2025, the gross balance of the note was $0 and accrued interest was $0.

On September 24, 2025, the Company issued 9,408 shares of common stock to D. D’Ambrosio valued at $51,744 for the accrued interest on all of the D. D’Ambrosio notes of $47,042 and recognized a loss on extinguishment of debt of $4,702.

Francis E. Rich –On January 1, 2023, there were two notes outstanding with outstanding balance of the Notes of $100,000 and accrued interest of $47,500. On February 1, 2023, the Company re-negotiated these notes into one note with a maturity date of March 1, 2025 and is non-interest bearing. The Company issued 16,429 shares of common stock as settlement for the accrued interest of $57,500. As of September 30, 2025, the gross balance of the notes was $100,000.

Pine Valley Investments, LLC –On January 1, 2023, there were three Notes outstanding with outstanding balance of the Notes of $295,000 and accrued interest of $115,250. On February 1, 2023, the Company re-negotiated these notes into one note with a maturity date of March 1, 2025 and is non-interest bearing. The Company issued 32,929 shares of common stock as settlement for the outstanding accrued interest of $115,250. As of September 30, 2025, the gross balance of the notes was $295,000.

Whit Cluff (Affiliate – Director) – On March 28, 2024, the Company issued an unsecured Short-Term Promissory Note to Cluff-Rich PC 401K in the principal amount of $15,327 (the “Note”) due on April 30, 2025 and bears a 5.0% interest rate. As of September 30, 2025, the gross balance of the note was $15,327 and accrued interest was $766.

9. Convertible Notes Payable

Convertible notes payable were comprised of the following as of September 30, 2025 and December 31, 2024:

Convertible Notes Payable	September 30, 2025	December 31, 2024
1800 Diagonal Lending	$-	$266,450
Total Convertible Notes Payable	-	266,450
Less Unamortized Discount	-	-
Total Convertible Notes Payable, Net of Unamortized Debt Discount	-	266,450
Less Short-Term Convertible Notes Payable	-	(266,450)
Total Long-Term Convertible Notes Payable, Net of Unamortized Debt Discount	$-	$-

F-14

1800 Diagonal Lending LLC– On January 23, 2024, the Company issued an unsecured Convertible Promissory Note (“Note”) to 1800 Diagonal Lending, LLC (“1800”), in the principal amount of $63,250 (the “Note”) due on October 30, 2024 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $13,250). The Note is convertible into common stock, at holder’s option, at a 25% discount of the average of the three lowest trading price of the common stock during the 10 trading day period prior to conversion. During the nine months ended September 30, 2024, the Company paid $23,613 towards the principal balance of $21,083 and $2,530 in accrued interest. For the nine months ended September 30, 2024, the Company amortized $63,250 of debt discount to current period operations as interest expense. On June 4, 2024, the Company was notified by the lender that the note was in default. The Company recognized default penalties for principal of $21,083 and interest of $2,530. On January 9, 2025, the Company negotiated a settlement on this note and the second note with the lender noted below and paid the note in full. As of September 30, 2025, the gross balance of the note was $0 and accrued interest was $0.

1800 Diagonal Lending LLC– On May 3, 2024, the Company issued an unsecured Convertible Promissory Note (“Note”) to 1800 Diagonal Lending, LLC (“1800”), in the principal amount of $116,550 (the “Note”) due on February 15, 2025 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $16,550). The Note is convertible into common stock, at holder’s option, at a 35% discount of the lowest trading price of the common stock during the 10 trading day period prior to conversion. For the nine months ended September 30, 2024, the Company amortized $116,550 of debt discount to current period operations as interest expense. On June 4, 2024, the Company was notified by the lender that the note was in default. The Company recognized default penalties for principal of $58,275 and interest of $6,993. On January 9, 2025, the Company negotiated a settlement on this note and the note with the lender noted above and paid the note in full. As of September 30, 2025, the gross balance of the note was $0 and accrued interest was $0.

On January 9, 2025, the Company negotiated the settlement of both notes with the lender and agreed to pay $125,000 to settle both notes in full. The Company took a note from a related party (see Note 8) to pay the $125,000 to the lender. The Company recognized a gain on forgiveness of debt of $338,673. This gain is made of $152,131 of default principal and interest and $186,542 in change in derivative liability.

Regulation D Convertible Notes Payable – In August and September 2025, BluSky AI Inc. raised $1,735,000 in gross proceeds through a Regulation D offering, issuing convertible promissory notes to 13 accredited lenders. These notes bore interest at 15.0% per annum and were scheduled to mature 12 months from issuance. Initially, the notes included a voluntary conversion at 80% of market price if the stock hits a market price of $5.00 per share and a mandatory conversion feature at 80% of market triggered if the Company’s common stock traded above $8.00 per share for a specified period. Prior to conversion, the Company and the noteholders mutually agreed to amend the conversion terms, reducing the conversion price from the original contractual rate to $4.00 per share. This amendment was executed to align with the Company’s evolving capital structure strategy, simplify the cap table ahead of anticipated additional financings, and reward early supporters with a more favorable conversion rate in recognition of their risk tolerance during a critical growth phase. In mid-August 2025, following the Company’s common stock trading above the $8.00 threshold, all outstanding notes were mandatorily converted into an aggregate of 433,750 shares of common stock at the amended $4.00 per share conversion price. As a result of this modification and subsequent conversion, the Company recognized a non-cash loss on extinguishment of debt totaling $2,103,750, reflecting the difference between the fair value of the common stock issued and the carrying value of the notes at the time of conversion.

10. Operating Leases

The Company leases its corporate headquarters and administrative offices in Salt Lake City, Utah. This lease expired in August 2024 and is now a month-to-month lease and thus is exempt from operating lease accounting under ASC 842. The Company made cash payments of $3,269 and $9,595 for the nine months ended September 30, 2025 and 2024, respectively.

On July 11, 2025, the Company entered into a Ground Lease with an Option to Purchase (the “Lease”) with Wild Mustang Ventures LLC, a Wyoming limited liability company (the “Landlord”), through which the Company leased 51.6 acres in Milford, Utah (the “Milford Land”) for a two-year term. Wild Mustang Ventures, LLC is deemed an affiliate of the Company. The base rent is $90,000 annually, which shall accrue until the earlier of the expiration of the lease or until the Company exercises its option to purchase the Milford Land. Payments on the lease are being deferred until the Company is in a better cash flow position, so no lease payments have been made. The Lease contains standard other provisions and includes a mutual indemnification clause which requires that the parties indemnify each other except in the case of gross negligence or willful misconduct.

The supplemental balance sheet information related to the operating lease for the periods is as follows:

	September 30, 2025	December 31, 2024
Operating leases
Long-term right-of-use assets	$273,963	$-

Short-term operating lease liabilities	$73,057	$-
Long-term operating lease liabilities	223,406	-
Total operating lease liabilities	$296,463	$-

Maturities of the Company’s undiscounted operating lease liabilities are as follows:

Year Ending	Operating Leases
2025	$45,000
2026	90,000
2027	90,000
2028	90,000
2029	45,000
Total lease payments	360,000
Less: Imputed interest/present value discount	(63,537)
Present value of lease liabilities	$296,463

The Company incurred rent expense of $36,785 and $10,633 for the nine months ended September 30, 2025 and 2024, respectively.

11. Stockholders’ Deficit

Common Stock

The Company is authorized to issue 10,300,000,000 shares of common stock with a par value of $0.00001 per share. As of September 30, 2025 and December 31, 2024, there were 24,957,870 and 2,659,773 shares of common stock issued and outstanding, respectively.

The Company enacted a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), at a ratio of 1,000-for-1 (the “Reverse Stock Split”). The Reverse Stock Split became effective on March 10, 2025 (the “Effective Date”). All share amounts presented in this 10-Q have been retroactively adjusted to reflect the Reverse Stock Split.

On August 2, 2024, the Company issued 20,870 restricted shares of Common Stock to 1800 Diagonal Lending LLC upon the conversion of $12,000 in existing debt owed to the shareholder that has been accrued by the Company.

F-15

On April 1, 2025, the Company issued 200,000 restricted shares of Common Stock to an individual for services rendered at the market price of $0.51 per share for a total value of $102,000.

On June 10, 2025, the Company issued 1,100,000 restricted shares of Common Stock to five individuals for services rendered at the market price of $0.401 per share for a total value of $441,100. With 600,000 shares issued to related parties.

On June 24, 2025, the Company issued 500,000 restricted shares of Common Stock to an individual for services rendered at the market price of $1.60 per share for a total value of $800,000.

On July 7, 2025, BluSky AI Inc., entered into an Acquisition and Power Assignment Agreement with Digital Asset Medium, LLC (“DAM”), a Wyoming limited liability company, whose managing member, Trent D'Ambrosio, is also the Company’s CEO (see Note 5). In exchange for the assignment of the Power Commitment in the Acquisition Agreement, the Company issued 20,000,000 shares of its restricted common stock to DAM. The Company used a large block stock valuation model to value this stock issuance, which resulted in a valuation of $9,800,000. The solar power asset, which was reviewed by a valuation specialist, was valued at $1,289,309. The difference of $8,510,691 has been treated as a deemed dividend by the Company. Normally, this dividend would be recorded in retained earnings. However, the Company has a negative retained earnings balance, so the difference was recorded against additional paid-in capital.

In August and September 2025, the Company issued 433,750 shares of common stock at $4.00 per share. See note 8 for more details.

On September 4, 2025, the Company issued 25,500 shares of common stock to five consultants per consulting agreements. These shares were valued at $6.00 per share and the Company recognized consulting fees of $153,000.

On September 24, 2025, the Company issued 9,408 shares of common stock to D. D’Ambrosio for the conversion of accrued interest of $47,042. These shares were valued at $5.50 per share for a total value of $51,744 and the Company recognized a loss on extinguishment of debt of $4,702.

On September 30, 2025, the Company issued 13,007 shares of common stock to Digital Asset Medium, LLC (“DAM”), a related entity, for the conversion of accrued interest of $29,129 and accounts payable of $35,908. These shares were valued at $5.98 per share for a total value of $77,782 and the Company recognized a loss on extinguishment of debt of $12,745.

On September 30, 2025, the Company issued 11,000 shares of common stock to a lender for the conversion of a note payable with a balance of $55,000. These shares were valued at $5.98 per share for a total value of $65,780 and the Company recognized a loss on extinguishment of debt of $10,780.

12. Related Party Transactions

Consulting Agreement – In February 2014, the Company entered into a consulting agreement with stockholder/director Trent D’Ambrosio. The Company agreed to pay $18,000 per month for twelve months. This agreement was renegotiated in October 2017 and the Company agreed to pay the stockholder/director $25,000 per month starting in October 2017. This agreement was superseded by an Employment Agreement as of April 1, 2019 (see Employment Agreements below). As of September 30, 2025, there is $1,311,788 in deferred salaries in accounts payable and accrued liabilities.

Mr. Cluff currently serves as a director of the Company and has a separate agreement as a consultant of the Company effective as of October 2, 2015.

Employment Agreements – The Company has an employment agreement with its chief executive officer, Trent D’Ambrosio. The employment agreement was effective as of April 1, 2019 and provides for compensation of $300,000 annually.

F-16

Notes Payable –The Company took one short-term note payable from Debra D’Ambrosio, an immediate family member related party and one short-term note payable from Digital Asset Medium, LLC, an affiliate of a direct during the nine months ended September 30, 2025. The Company received $362,906 in cash from related parties, made payments of $121,722 in cash to related parties and $125,000 was paid directly to another lender to settle their outstanding notes (See Notes 8 and 9 for more details).

Accounts Payable –Two officers/directors of the Company have been paying expenses for the Company on their personal credit cards. The Company has recorded these expenses and accrued the amounts in accounts payable to the individuals. As of September 30, 2025, there is $104,839 in accounts payable and accrued liabilities.

Land Lease Agreement – On July 11, 2025, the Company entered into a Ground Lease with an Option to Purchase (the “Lease”) with Wild Mustang Ventures LLC, a Wyoming limited liability company (the “Landlord”), through which the Company leased 51.6 acres in Milford, Utah (the “Milford Land”) for a two-year term. Wild Mustang Ventures, LLC is deemed an affiliate of the Company. The base rent is $90,000 annually, which shall accrue until the earlier of the expiration of the lease or until the Company exercises its option to purchase the Milford Land. Payments on the lease are being deferred until the Company is in a better cash flow position, so no lease payments have been made. The Lease contains standard other provisions and includes a mutual indemnification clause which requires that the parties indemnify each other except in the case of gross negligence or willful misconduct.

On June 10, 2025, the Company issued 500,000 restricted shares of Common Stock to Trent D’Ambrosio for services rendered at the market price of $0.401 per share for a total value of $200,500.

On June 10, 2025, the Company issued 100,000 restricted shares of Common Stock to Whit Cluff for services rendered at the market price of $0.401 per share for a total value of $40,100.

13. Commitments and Contingencies

On July 11, 2025, BluSky AI Inc, (the “Company”) entered into an Acquisition and Power Assignment Agreement (the “Acquisition Agreement”) with Digital Asset Management, LLC (“DAM”), a Wyoming limited liability company, through which DAM assigned to the Company its exclusive right to utilize of solar and grid-interconnected power (the “Power Commitment”), for the operational life of Buyer’s data center project located in the Milford area of Beaver County, Utah (the “Project”). The term of the Acquisition Agreement is the length of the Project. In exchange for the assignment of the Power Commitment in the Acquisition Agreement, the Company issued 20,000,000 shares of its restricted common stock to DAM. The shares have been recorded at par of $0.00001 there are additional agreements that need to be completed to finalize the transaction. Including additional terms and conditions for use, a system impact study and an “energy services agreement” from the local provider. The final valuation can’t be established at this time since there isn’t a final measurement date. Since this is an entity under common control, the power rights will be recorded at its historical value.

Litigation

The Company at times is subject to other legal proceedings that arise in the ordinary course of business. The following is a summary of pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of operations of the Company.

March 4, 2024, the Company filed a complaint against Mother Lode Mining, Inc., a Canadian company, and Robert Salna (the “Defendants”), alleging an amount of not less than $2,237,800 (plus interest, additional costs and attorneys’ fees) due from Defendants as a result of their breach of their obligations and duties arising from the sale of Compañía Minera Cerros Del Sur, S.A. de C.V. in 2023 (the “Sale”). In the complaint, filed in the United States District Court for the District of Utah, Central Division, the Company asserts claims related to alleged breach of contract and unjust enrichment against the Defendants, and seeks a monetary judgment and an award of attorneys’ fees and other expenses. The complaint arises from the Defendants’ failure to convey agreed-upon consideration to the Company as contracted for the sale of CMCS. The Company was able to effect service of process on Mother Lode Mining, Inc. through Alternative Service and litigation has proceeded since that time. On May 2, 2025, Mother Lode Mining filed a Motion to Dismiss For Failure to State a Claim against the Company, and the Company disputes the premise of their argument. The Company intends to continue to pursue the lawsuit aggressively.

In the opinion of management, as of September 30, 2025, the amount of ultimate liability with respect to such matters, if any, may be likely to have a material impact on the Company’s business, financial position, results of operations or liquidity. However, as the outcome of litigation and other claims is difficult to predict significant changes in the estimated exposures could exist.

On September 22, 2023, the Company entered into a consulting agreement with William McCluskey. This agreement requires the Company to pay $200,000 in consulting fees to William McCluskey before March 31, 2025. This amount is currently reported in accounts payable and accrued liabilities at September 30, 2025.

14. Subsequent Events

Management has evaluated subsequent events, in accordance with ASC 855, “Subsequent Events,” through the date which the financial statements were available to be issued and there are no material subsequent events, except as noted below.

On October 15, 2025, BluSky AI Inc. raised $50,000 through its Regulation D offering, issuing a convertible promissory note to an accredited lender. This note bears interest at 15.0% per annum and is scheduled to mature 12 months from issuance. The note includes a voluntary conversion at 80% of market price if the stock hits a market price of $5.00 per share and a mandatory conversion feature at 80% of market triggered if the Company’s common stock traded above $8.00 per share for a specified period.

On October 31, 2025, the Company issued 5,000 shares of common stock to a consultant per the consulting agreement.

On October 15, 2025, BluSky AI Inc. raised $50,000 through its Regulation D offering, issuing a convertible promissory note to an accredited lender. This note bears interest at 15.0% per annum and is scheduled to mature 12 months from issuance. The note includes a voluntary conversion at 80% of market price if the stock hits a market price of $5.00 per share and a mandatory conversion feature at 80% of market triggered if the Company’s common stock traded above $8.00 per share for a specified period. On January 10, 2026, the lender elected to convert this note into common stock. The Company issued 13,694 shares of common stock to a lender for the conversion of the $50,000 promissory note.

On November 9, 2025, BluSky AI Inc. raised $50,000 through its Regulation D offering, issuing a convertible promissory note to an accredited lender. This note bears interest at 15.0% per annum and is scheduled to mature 12 months from issuance. The note includes a voluntary conversion at 80% of market price if the stock hits a market price of $5.00 per share and a mandatory conversion feature at 80% of market triggered if the Company’s common stock traded above $8.00 per share for a specified period. On December 12, 2025, the lender elected to convert this note into common stock. The Company issued 13,441 shares of common stock to a lender for the conversion of the $50,000 promissory note.

On December 15, 2025, the Company issued 2,500 shares of common stock to a consultant per the consulting agreement.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of BluSky AI Inc, (fka Inception Mining, Inc.):

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BluSky AI Inc. (fka Inception Mining, Inc.) (“the Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive income (loss), stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-18

Determination and Valuation of Derivative Liabilities

Critical Audit Matter Description

As described further in Note 3 of the consolidated financial statements, during the year ended December 31, 2024 and in prior periods, the Company issued convertible notes and that required management to assess whether the conversion features of the convertible notes required bifurcation and separate valuation as a derivative liability. The Company determined that the conversion features of certain of its convertible notes are required to be accounted for as derivative liabilities due to: (1) certain conversion features did not contain an explicit limit on the number of shares to be delivered in share settlement; and (2) the fact the Company could not assert it had sufficient authorized but unissued shares available to settle certain instruments considering all other stock-based commitments. The derivative liabilities were recorded at fair value when issued and subsequently re-measured to fair value upon settlement or at the end of each reporting period.  The Company utilized valuation models to determine the fair value of the derivative liabilities depending on the features embedded in the instruments.  These models use certain assumptions related to exercise price, term, expected volatility, and risk-free interest rate.

We identified auditing the determination and valuation of the derivative liabilities as a critical audit matter due to the significant judgements used by the Company in determining whether the embedded conversion features required derivative accounting treatment, and the significant judgements used in determining the fair value of the derivative liabilities. Auditing the determination and valuation of the derivative liabilities involved a high degree of auditor judgement, and specialized skills and knowledge were needed.

How the Critical Audit Matter was Addressed in the Audit

Our audit procedures related to the following:

●	We inspected and reviewed debt and other agreements to evaluate the Company’s determination of whether derivative accounting was required, including assessing and evaluating management’s application of relevant accounting standards to such transactions.
●	We evaluated the appropriateness and mechanical accuracy of each model utilized.
●	We tested the reasonableness of the assumptions used by the Company in the respective models, including exercise price, expected term, expected volatility, risk-free interest rate, and market capitalization.
●	We tested the accuracy and completeness of data used by the Company in developing the assumptions used in the valuation models.
●	We developed an independent expectation for comparison to the Company’s estimate.
●	We evaluated the accuracy and completeness of the Company’s presentation of these instruments in the financial statements and related disclosures in Note 3, including evaluating whether such disclosures were in accordance with relevant accounting standards.

Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the valuation models deployed by management.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2015.

Draper, UT

March 31, 2025

F-19

BluSky AI, Inc.

(fka Inception Mining, Inc.)

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$-	$2
Prepaid expenses and other current assets	-	10,000
Total Current Assets	-	10,002

Property, plant and equipment, net	-	3,258
Right of use operating lease asset	-	9,595
Other assets	531	531
Total Assets	$531	$23,386

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$1,745,787	$1,332,038
Accrued interest - related parties	30,310	-
Operating lease liability	-	9,595
Note payable	125,000	125,000
Notes payable - related parties – current portion	992,761	32,895
Convertible notes payable - net of discount	266,450	37,540
Derivative liabilities	186,542	39,281
Total Current Liabilities	3,346,850	1,576,349

Long-term notes payable - related parties, net of current portion	-	868,618
Total Liabilities	3,346,850	2,444,967

Commitments and Contingencies	-	-

Stockholders’ Deficit
Preferred stock, $0.00001 par value; 10,000,000 shares authorized, 51 shares issued and outstanding	1	1
Common stock, $0.00001 par value; 10,300,000,000 shares authorized, 2,659,773 and 2,638,903 shares issued and outstanding as of December 31, 2024 and 2023, respectively	27	26
Additional paid-in capital	26,517,017	26,491,974
Accumulated deficit	(29,863,364)	(28,913,582)
Total Stockholders’ Deficit	(3,346,319)	(2,421,581)
Total Liabilities and Stockholders’ Deficit	$531	$23,386

See accompanying notes to the consolidated financial statements.

F-20

BluSky AI, Inc.

(fka Inception Mining, Inc.)

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Years Ended
	December 31, 2024	December 31, 2023
Operating Expenses
General and administrative	$520,378	$1,065,893
Depreciation and amortization	727	725
Total Operating Expenses	521,105	1,066,618
Loss from Operations	(521,105)	(1,066,618)

Other Income/(Expenses)
Change in derivative liability	196,321	3,328,461
Bad debt expense on note receivable	-	(2,219,442)
Initial derivative expense	(193,582)	(55,065)
Loss on disposal of property, plant and equipment	(2,531)	-
Loss on extinguishment of debt	(13,043)	6,313,102
Interest expense	(415,842)	(277,651)
Total Other Income/(Expenses)	(428,677)	7,089,405

Net Income (Loss) from Operations before Income Taxes	(949,782)	6,022,787
Provision for Income Taxes	-	-
Net Income (Loss) from Continuing Operations	(949,782)	6,022,787
Net Income (Loss) from Discontinued Operations	-	(497,581)
Gain on Sale of Mine Property in Discontinued Operations	-	7,230,453
Provision for Income Taxes on Discontinued Operations	-	-
Net Income (Loss) from Discontinued Operations	-	6,732,872
Net Income (Loss)	(949,782)	12,755,659
Net Income (Loss) - Non-Controlling Interest	-	(13,671)
Net Income (Loss) - Controlling Interest	$(949,782)	$12,741,988

Net income (loss) per share - Continuing Operations - Basic and Diluted	$(0.36)	$2.58
Net income (loss) per share - Discontinued Operations - Basic and Diluted	$-	$2.89
Net income (loss) per share - Basic	$(0.36)	$5.47
Net income (loss) per share - Diluted	$(0.36)	$0.03
Weighted average number of shares outstanding during the period - Basic	2,647,513	2,330,781
Weighted average number of shares outstanding during the period - Diluted	2,647,513	432,626,746

Net Income (Loss)	$(949,782)	$12,755,659
Other Comprehensive Income (Loss)
Exchange differences arising on translating foreign operations	-	(86,472)
Total Comprehensive Income (Loss)	(949,782)	12,669,187
Total Comprehensive Income (Loss) - Non-Controlling Interest	-	-
Total Comprehensive Income (Loss) - Controlling Interest	$(949,782)	$12,669,187

See accompanying notes to the consolidated financial statements.

F-21

BluSky AI, Inc.

(fka Inception Mining, Inc.)

Consolidated Statements of Stockholders’ Deficit

	Preferred stock		Common stock		Additional		Other	Non-	Total
	($0.00001 Par)		($0.00001 Par)		Paid-in	Accumulated	Comprehensive	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Interest	Deficiency
Balance, December 31, 2022	51	$1	244,654	$2	$8,155,159	$(41,655,570)	$(618,683)	$(11,952)	$(34,131,043)
Shares issued for services	-	-	277,147	3	279,426	-	-	-	279,429
Shares issued with extinguishment of debt	-	-	2,117,102	21	18,057,389	-	-	-	18,057,410
Effects of sale of mine property	-	-	-	-	-	-	705,155	(1,719)	703,436
Foreign currency translation adjustment	-	-	-	-	-	-	(86,472)	-	(86,472)
Net income for the Year	-	-	-	-	-	12,741,988	-	13,671	12,755,659
Balance, December 31, 2023	51	1	2,638,903	26	26,491,974	(28,913,582)	-	-	(2,421,581)
Shares issued with extinguishment of debt	-	-	20,870	1	25,043	-	-	-	25,044
Net loss for the Period	-	-	-	-	-	(949,782)	-	-	(949,782)
Balance, December 31, 2024	51	$1	2,659,773	$27	$26,517,017	$(29,863,364)	$-	$-	$(3,346,319)

See accompanying notes to the consolidated financial statements.

F-22

BluSky AI, Inc.

(fka Inception Mining, Inc.)

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2024	December 31, 2023
Cash Flows From Operating Activities:
Net Income (Loss)	$(949,782)	$12,755,659
Net Income (Loss) from discontinued operations	-	497,581
Gain on sale of mine property in discontinued operations	-	(7,230,453)
Adjustments to reconcile net income (loss) to net cash used in operations
Depreciation and amortization expense	727	725
Common stock issued for services	-	279,429
Allowance for doubtful note receivable	-	2,219,442
Loss on disposition of property, plant and equipment	2,531	-
(Gain) loss on extinguishment of debt	13,043	(6,313,102)
Change in derivative liability	(196,321)	(3,273,396)
Default penalty additions	119,734	-
Expenses paid in behalf of the company by related party	15,327	-
Amortization of right-of-use asset	9,595	13,511
Amortization of debt discount	219,961	77,032
Initial derivative expense	193,582	-
Changes in operating assets and liabilities:
Other receivables	-	3,556,358
Prepaid expenses and other current assets	10,000	(7,283)
Accounts payable and accrued liabilities	404,154	30,888
Accounts payable and accrued liabilities - related parties	30,310	(1,363,250)
Net Cash Provided By (Used In) Continuing Operations	(127,139)	1,243,141
Net Cash Provided By (Used In) Discontinued Operations	-	(466)
Net Cash Provided By (Used In) Operating Activities	(127,139)	1,242,675

Cash Flows From Investing Activities:
Investing activities of discontinued operations	-	(652)
Net Cash Provided By (Used In) Investing Activities	-	(652)

Cash Flows From Financing Activities:
Repayment of notes payable-related parties	(98,475)	(39,000)
Repayment of convertible notes payable	(98,784)	(1,343,429)
Proceeds from notes payable-related parties	174,396	39,303
Proceeds from convertible notes payable	150,000	100,000
Net Cash Provided by (Used in) Continuing Financing Activities	127,137	(1,243,126)
Effects of exchange rate changes on cash	-	1,105
Net Change in Cash	(2)	2
Cash at Beginning of Period	2	-
Cash at End of Period	-	2
Less Cash of Discontinued Operations at End of Period	-	-
Cash of Continued Operations at End of Period	$-	$2

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,074	$157,494
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Note receivable acquired for sale of mine property	$-	$2,700,000
Common stock issued for conversion of debt	$25,043	$-
Common stock issued for settlement of notes payable - related parties	$-	$18,057,410
Recognition of debt discounts on convertible note payable	$179,800	$66,615

See accompanying notes to the consolidated financial statements.

F-23

BluSky AI, Inc.

(fka Inception Mining, Inc.)

Notes to Consolidated Financial Statements

As of December 31, 2024 and 2023

1. Nature of Business

BluSky AI Inc, (formerly know as Inception Mining, Inc.) (formerly known as Gold American Mining Corp.) was incorporated under the name of Golf Alliance Corporation and under the laws of the State of Nevada on July 2, 2007. Inception Mining, Inc. is a precious metal mineral acquisition, exploration and development company. Inception Development, Inc., its wholly owned subsidiary, was incorporated under the laws of the State of Idaho on January 28, 2013.

Golf Alliance Corporation pursued its original business plan to provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs. During the year ended July 31, 2010, the Company decided to redirect its business focus toward precious metal mineral acquisition and exploration.

On March 5, 2010, the Company amended its articles of incorporation to (1) to change its name to Silver America, Inc. and (2) increased its authorized common stock from 100,000,000 to 500,000,000.

On June 23, 2010, the Company amended its articles of incorporation to change its name to Gold American Mining Corp.

On November 21, 2012, the Company implemented a 200 to 1 reverse stock split. Upon effectiveness of the stock split, each shareholder cancelled 200 shares of common stock for every share of common stock owned as of November 21, 2012. This reverse stock split was effective on February 13, 2013. All share and per share references have been retroactively adjusted to reflect this 200 to 1 reverse stock split in the financial statements and in the notes to financial statements for all periods presented, to reflect the stock split as if it occurred on the first day of the first period presented.

On February 25, 2013, Gold American Mining Corp. and its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Inception purchased the U.P. and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of Inception, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty. Inception Resources was an entity owned by and under the control of the majority shareholder. This transaction is deemed an asset purchase by entities under common control. The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”). Inception was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Asset Purchase Agreement.

On May 17, 2013, the Company amended its articles of incorporation to change its name to Inception Mining, Inc. (“Inception” or the “Company”).

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Pursuant to the agreement, the Company issued of 240,225,901 shares of common stock of Inception and assumed promissory notes in the amount of $5,488,980 and accrued interest of $3,434,426. Under this merger agreement, there was a change in control and it has been treated for accounting purposes as a reverse recapitalization with Clavo Rico, Ltd. being the surviving entity. Its workings include several historical underground operations dating back to the early Mayan and Spanish occupation.

On January 11, 2016, the Company implemented a 5.5 to 1 reverse stock split. This reverse stock split was effective on May 26, 2016. All share and per share references have been retroactively adjusted to reflect this 5.5 to 1 reverse stock split in the financial statements and in the notes to financial statements for all periods presented, to reflect the stock split as if it occurred on the first day of the first period presented. Immediately before the Reverse Split, the Company had 266,669,980 shares of common stock outstanding. Immediately after the Reverse Split, the Company had 48,485,451 shares of common stock outstanding, pending fractional-share rounding-up calculations to adjust for the Reverse Split.

F-24

On January 12, 2023, Inception Mining, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “LOI”) with Mother Lode Mining, Inc. (“MLM”). The LOI became binding on January 24, 2023.

Pursuant to the terms of the LOI, the Company agreed to sell all of the shares of its wholly-owned subsidiary, Compañía Minera Cerros Del Sur, S.A. de C.V. (“CMCS”), to MLM. CMCS is the Honduran-based company that owns the Clavo Rico mine.

Since the Divestiture of the Clavo Rico Mine, the Company has been operating as a consultant and advisor to the mining industry, including to Mother Lode Mining, the new owner of the Clavo Rico mine. It also has an ongoing financial interest in the Clavo Rico Mine under the LOI.

COVID-19 – The Company has been impacted significantly by the COVID-19 global pandemic. In response to COVID-19, national and local governments around the world have instituted certain measures, including travel bans, prohibitions on group events and gatherings, shutdowns of certain businesses, curfews, shelter-in-place orders, and recommendations to practice social distancing. Based on management’s assessment as of December 31, 2024, the ultimate impact of COVID-19 on the Company’s business, results of operations, financial condition and cash flows is dependent on future developments, including the duration of the pandemic and the related length of its impact on the global economy, which are uncertain and cannot be predicted at this time.

2. Summary of Significant Accounting Policies

Going Concern – The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during year ended December 31, 2024, the Company has an accumulated deficit of $29,863,364, a working capital deficit of $3,346,850 and used $127,139 in cash for operating activities. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the date these financial statements are issued.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management is currently working to make changes that will result in profitable operations and to obtain additional funding sources to meet the Company’s need for cash during the next twelve months and beyond.

Use of Estimates – In preparing financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates. Estimates may include those pertaining to valuation of inventories and mineralized material on leach pads, the estimated useful lives and valuation of properties, plant and equipment, mineral rights and properties, deferred tax assets, convertible preferred stock, derivative assets and liabilities, reclamation liabilities, stock-based compensation and payments, and contingent liabilities.

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of Inception Mining, Inc. and its wholly owned subsidiaries, Inception Development, Corp., Clavo Rico Development Corp., Clavo Rico, Ltd. and Compañía Minera Cerros del Río, S.A. de C.V., and its controlling interest subsidiaries, Compañía Minera Cerros del Sur, S.A. de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation through the date the subsidiaries were disposed of on January 24, 2023.

F-25

Basis of Presentation – The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents – The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2024 and December 31, 2023, the Company had no cash equivalents. The aggregate cash balance on deposit in these accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has never experienced any losses in such accounts.

Settlement of Contracts in Company’s Equity– In accordance with ASC 815-40-25, the Company must meet certain requirements in order to report contracts as equity versus liabilities. These requirements must be met by the Company or the contracts need to be reported as liabilities. The Company has adopted the sequencing approach as guidance on contracts that permit partial net share settlement. The Company evaluates the contracts based on the earliest issuance date. Currently, the Company doesn’t have any items that are reported as equity instead of liabilities.

Fair Value Measurements – The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the party’s own credit risk.

Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

The fair value of financial instruments on December 31, 2024 are summarized below:

	Level 1	Level 2	Level 3	Total

Debt derivative liabilities	-	-	186,542	186,542
Total Liabilities	$-	$-	$186,542	$186,542

F-26

The fair value of financial instruments on December 31, 2023 are summarized below:

	Level 1	Level 2	Level 3	Total

Warrant liabilities	$-	$-	$-	$-
Debt derivative liabilities	-	-	39,281	39,281
Total Liabilities	$-	$-	$39,281	$39,281

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed below in Note 3. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed below in Note 3 are that of volatility and market price of the underlying common stock of the Company.

Notes Receivable – Notes receivable include amounts due to the Company pursuant to financial agreements stipulating interest rates, payment terms and maturity dates. As of December 31, 2024 and 2023, notes receivable balances include one note due from Mother Load Mining, Inc. in the amounts of $2,219,442, net of reserves of $2,219,442 (see Note 4 – Note Receivable). However, the Company has elected to create an allowance for doubtful collection of this note for the full outstanding balance of $2,219,442 as of December 31, 2024 and recognized a bad debt expense of $2,219,442 during the year ended December 31, 2023.

Long-Lived Assets – We review the carrying amount of our long-lived assets for impairment whenever there are negative indicators of impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flows.

Properties, Plant and Equipment – We record properties, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

Stock Issued for Goods and Services – Common and preferred shares issued for goods and services are valued based upon the fair market value of our common stock or the goods and services received.

Stock-Based Compensation – For stock-based transactions, compensation expense is recognized over the requisite service period, which is generally the vesting period, based on the estimated fair value on the grant date of the award.

Income (Loss) per Common Share – Basic net income (loss) per common share is computed by dividing net income (loss), less the preferred stock dividends, by the weighted average number of common shares outstanding. Dilutive income (loss) per share includes any additional dilution from common stock equivalents, such as stock options and warrants, and convertible instruments, if the impact is not anti-dilutive. 810,359 common share equivalents have been excluded from the diluted loss per share calculation for the year ended December 31, 2024 because it would be anti-dilutive.

F-27

The following tables summaries the changes in the net earnings per common share for the years ended December 31, 2024 and 2023:

	For the Years Ended
Numerator	December 31, 2024	December 31, 2023
Net Income (Loss) - Controlling Interest	$(949,782)	$12,741,988
Gain on Extinguishment of Debt	-	(6,313,102)
Interest Expense	-	72,790
Change in Derivative Liabilities	-	(3,220,312)
Adjusted Net Income (Loss) - Controlling Interest	$(949,782)	$3,281,364

Denominator	Shares	Shares
Basic Weighted Average Number of Shares Outstanding during Period	2,647,513	2,330,781
Dilutive Shares	-	430,295,965
Diluted Weighted Average Number of Shares Outstanding during Period	2,647,513	432,646,746

Diluted Net Income (Loss) per Share	$(0.36)	$0.03

Comprehensive Loss – Comprehensive loss is made up of the exchange differences arising on translating foreign operations and the net loss for the years ended December 31, 2024 and 2023.

Derivative Liabilities – Derivatives liabilities are recorded at fair value when issued and the subsequent change in fair value each period is recorded in other income (expense) in the consolidated statements of operations. We do not hold or issue any derivative financial instruments for speculative trading purposes.

Income Taxes – The Company’s income tax expense and deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid. Significant judgments and estimates are required in determining the consolidated income tax expense.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the Company’s ability to recover its deferred tax assets, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company develops assumptions including the amount of future state and federal pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income, and are consistent with the plans and estimates that the Company is using to manage the underlying businesses. The Company provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such deferred tax assets to be more likely than not.

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes that would have a material effect on the Company’s results of operations, cash flows or financial position.

Business Segments – The Company operates in one segment and therefore segment information is not presented.

Operating Lease – The Company leases its corporate headquarters and administrative offices in Salt Lake City, Utah. This lease expires in August 2024.

F-28

The supplemental balance sheet information related to the operating lease for the periods is as follows:

	December 31, 2024	December 31, 2023
Operating leases
Long-term right-of-use assets	$-	$9,595

Short-term operating lease liabilities	$-	$9,595
Long-term operating lease liabilities	-	-
Total operating lease liabilities	$-	$9,595

The Company made cash payments of $22,484 and $15,772 for the years ended December 31, 2024 and 2023, respectively. The Company incurred rent expense of $22,484 and $15,722 for the years ended December 31, 2024 and 2023, respectively.

Non-Controlling Interest Policy – Non-controlling interest (NCI) is the portion of equity ownership in a subsidiary not attributable to the parent company, who has a controlling interest and consolidates the subsidiary’s financial results with its own. The amount of equity relating to the non-controlling interest is separately identified in the equity section of the balance sheet and the amount of the net income (loss) relating to the non-controlling interest is separately identified on the statement of operations.

Recently Issued Accounting Pronouncements – From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

3. Derivative Financial Instruments

The Company adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2024:

Debt Derivative Liabilities
Balance, December 31, 2023	$39,281
Transfers in upon initial fair value of derivative liabilities	343,582
Change in fair value of derivative liabilities and warrant liability	(196,321)
Balance, December 31, 2024	$186,542

Derivative Liabilities – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

F-29

At December 31, 2024, the Company marked to market the fair value of the debt derivatives and determined a fair value of $186,542. The Company recorded a gain from change in fair value of debt derivatives of $196,321 for the year ended December 31, 2024. The fair value of the embedded derivatives was determined using the Monte Carlo Valuation Model. The Monte Carlo Valuation Model was based on the following assumptions: (1) expected volatility of 155.5%, (2) weighted average risk-free interest rate of 4.30% and (3) expected life of 0.13 years.

Based upon ASC 840-15-25, the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

4. Note Receivable

On January 12, 2023, Inception Mining, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “LOI”) with Mother Lode Mining, Inc. (“MLM”). The LOI became binding on January 24, 2023 when the final installment of initial payment set forth under the LOI was received by the Company. Pursuant to the terms of the LOI, the Company agreed to sell all of the shares of its wholly-owned subsidiary, Compañía Minera Cerros Del Sur, S.A. de C.V. (“CMCS”), to MLM. CMCS is the Honduran-based company that owns the Clavo Rico mine.

The purchase price for the sale of CMCS by the Company to MLM consisted of the following cash consideration (a) $204,200 was delivered by MLM to the Company on January 3, 2023 to pay outstanding debts owed by the Corporation; (b) $300,000 was delivered by MLM to the Company on January 5, 2023 to satisfy existing debts of the Company; (c) $100,000 was delivered by MLM to the Company on January 16, 2023; (d) $200,000 was delivered by MLM to the Company on January 17, 2023; (e) $1,200,000 was delivered by MLM to the Company on January 18, 2023, to pay a settlement amount for existing debt of the Company; (f) $500,000 was delivered by MLM to the Company on January 23, 2023, to satisfy existing debts of the Company; (g) $500,000 was delivered by MLM to the Corporation on January 24, 2023 to satisfy existing debts of the Corporation.

In addition to the amounts already delivered under the LOI, an additional amount of $2,700,000 shall be paid by MLM to the Company over a period of twenty-four (24) months (the “Monthly Payments”). The Monthly Payments shall be paid as follows: (i) $25,000 due March 1, 2023, (ii) $50,000 due on the first day of each of April, May and June 2023, and (iii) $100,000 due on the first day of each month for the following twenty months, until February 1, 2025 at which point all amounts due and payable hereunder shall be delivered in a final balloon payment. The Company has received payments totaling $480,558, leaving an outstanding balance of $2,219,442 as of December 31, 2024. MLM is currently $298,642 behind on payments. Outstanding balances and missed Monthly Payments will be secured by a 10% net smelter royalty (NSR) on the Clavo Rico mine production until the Monthly Payments are delivered and the purchase price is paid in full. In addition to the Monthly Payments, the Company will receive a carried forward net profits interest royalty (“NPI”) of 5% on the Clavo Rico mine production until the total NPI paid to the Company is $1,000,000, subject to limited conditions. However, the Company has elected to create an allowance for doubtful collection of this note for the full outstanding balance of $2,219,442 as of December 31, 2024 and recognized a bad debt expense of $2,219,442 during the year ended December 31, 2023.

The following table summarizes the note receivable of the Company as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Note Receivable from Mother Load Mining, Inc. pursuant to a Letter of Intent dated effective January 12, 2023, in the original principal amount of $5,700,000, accruing no interest, with monthly payments beginning on March 31, 2023, maturing February 1, 2025.	$2,219,442	$2,700,000
Less: Payments received	-	(480,558)
Total Note Receivable outstanding	2,219,442	2,219,442
Less: Allowance for Doubtful Note Receivable	(2,219,442)	(2,219,442)
Total Note Receivable	$-	$-

F-30

5. Properties, Plant and Equipment, Net

Properties, plant and equipment of continuing operations at December 31, 2024 and 2023 consisted of the following:

	December 31, 2024	December 31, 2023
Machinery and Equipment	$25,368	$25,368
Office Equipment and Furniture	1,627	1,627
	26,995	26,995
Less Accumulated Depreciation	(24,464)	(23,737)
Less Loss on Disposal of Property, Plant and Equipment	(2,531)	-
Total Property, Plant and Equipment	$-	$3,258

During the years ended December 31, 2024 and 2023, the Company recognized depreciation expense of $727 and $725, respectively. During the year ended December 31, 2024, the Company disposed of its remaining property, plant and equipment and recognized a loss of $2,531.

6. Accounts Payable and Accrued Liabilities

Accounts Payable and accrued liabilities of continuing operations at December 31, 2024 and 2023 consisted of the following:

	December 31, 2024	December 31, 2023
Accounts Payable	$518,930	$348,902
Accrued Liabilities	1,226,857	913,887
Accrued Salaries and Benefits	-	69,249
Total Accrued Liabilities	$1,745,787	$1,332,038

7. Notes Payable

Notes payable of continuing operations were comprised of the following as of December 31, 2024 and 2023:

Notes Payable	December 31, 2024	December 31, 2023
Phil Zobrist	$60,000	$60,000
Antczak Polich Law LLC	65,000	65,000
Total Notes Payable	125,000	125,000
Less Short-Term Notes Payable	(125,000)	(125,000)
Total Long-Term Notes Payable	$-	$-

Phil Zobrist – On January 11, 2013, the Company issued an unsecured Promissory Note to Phil Zobrist in the principal amount of $60,000 (the “Note”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $60,000. On October 2, 2015, the Company entered into a new convertible note with Phil Zobrist that originally matured on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $29,412 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20-trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed, and the note was extended until December 31, 2024. The Company recognized a gain on the extinguishment of debt of $121,337 for the remaining derivative liability and of $11,842 for the remaining debt discount. As of December 31, 2024, the gross balance of the note was $60,000 and accrued interest was $129,363.

F-31

Antczak Polich Law, LLC – On March 21, 2023, the Company issued an unsecured Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $75,000 (the “Note”) and does not accrue interest. This note was due on December 31, 2023 and requires monthly payments of $10,000 starting July 2023 with any remaining balance paid in full by December 31, 2023. The Company made one payment of $10,000 during the fiscal year ended December 31, 2023. As of December 31, 2024, the gross balance of the note was $65,000 and in default.

8. Notes Payable – Related Parties

Notes payable – related parties of continuing operations were comprised of the following as of December 31, 2024 and 2023:

Notes Payable - Related Parties	Relationship	December 31, 2024	December 31, 2023
Cluff-Rich PC 401K	Affiliate - Controlled by Director	$51,000	$51,000
Whit Cluff	Director	15,327	-
Debra D’Ambrosio	Immediate Family Member	531,434	455,513
Francis E. Rich	Immediate Family Member	100,000	100,000
Pine Valley Investments	Affiliate - Controlled by Director	295,000	295,000
Total Notes Payable - Related Parties		992,761	901,513
Less Short-Term Notes Payable - Related Parties		(992,761)	(32,895)
Total Long-Term Notes Payable - Related Parties		$-	$868,618

Cluff-Rich PC 401K (Affiliate – Controlled by Significant Shareholder) – On June 29, 2022, the Company issued an unsecured Short-Term Promissory Note to Cluff-Rich PC 401K in the principal amount of 60,000 (the “Note”) due on December 31, 2022 and bears a 5.0% interest rate. On February 1, 2023, the Company re-negotiated this note which extended it to March 1, 2025 and made it non-interest bearing. The Company issued 5,143 shares of common stock as settlement for the accrued interest of $18,000. During the year ended December 31, 2023, the Company made a payment of $9,000 towards the principal balance. As of December 31, 2024, the gross balance of the notes was $51,000.

D. D’Ambrosio (Immediate Family Member of Director) – On January 1, 2023, there were six notes outstanding with outstanding balance of the Notes of $446,210 and accrued interest of $81,204. During January 2023, the Company issued an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $6,408 (the “Note”) that bears a 3.00% interest rate. On February 1, 2023, the Company re-negotiated these notes into one note with a maturity date of March 1, 2025 and is non-interest bearing. The Company issued 23,201 shares of common stock on February 1, 2023 as settlement for the accrued interest of $81,204. During the year ended December 31, 2023, the Company made a payment of $30,000 towards the principal balance. As of December 31, 2024, the gross balance of the note was $422,618.

D. D’Ambrosio (Immediate Family Member of Director) – On January 1, 2024, the Company issued an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $32,895 (the “Note”) for the two Notes issued from April through December 2023, which had expired. The Note bears a 5.00% interest rate and matures on December 31, 2023. During the year ended December 31, 2024, the Company paid the principal balance of $32,895. As of December 31, 2024, the gross balance of the note was $0.

D. D’Ambrosio (Immediate Family Member of Director) – On January 31, 2024, the Company issued an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $22,695 (the “Note”), which bears a 5.00% interest rate and matures on January 31, 2025. During the year ended December 31, 2024, the Company paid the principal balance of $22,695. As of December 31, 2024, the gross balance of the note was $0.

D. D’Ambrosio (Immediate Family Member of Director) – On March 31, 2024, the Company issued an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $6,000 (the “Note”), which bears a 5.00% interest rate and matures on March 31, 2025. During the year ended December 31, 2024, the Company paid the principal balance of $6,000. As of December 31, 2024, the gross balance of the note was $0.

F-32

D. D’Ambrosio (Immediate Family Member of Director) – On May 1, 2024, the Company issued an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $32,455 (the “Note”), which bears a 5.00% interest rate and matures on December 31, 2024. During the year ended December 31, 2024, the Company paid the principal balance of $32,455. As of December 31, 2024, the gross balance of the note was $0.

D. D’Ambrosio (Immediate Family Member of Director) – During June through September, 2024, the Company received funds in the amount of $50,395. On October 1, 2024, the Company formalized an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $50,395 (the “Note”), which bears a 5.00% interest rate and matures on October 31, 2025. During the year ended December 31, 2024, the Company made payments of $4,430 towards the principal balance. As of December 31, 2024, the gross balance of the note was $45,965.

D. D’Ambrosio (Immediate Family Member of Director) – During October through December, 2024, the Company received funds in the amount of $62,851. On November 1, 2024, the Company formalized an unsecured Short-Term Promissory Notes to D. D’Ambrosio in principal amounts totaling $62,851 (the “Note”), which bears a 15.00% interest rate and matures on November 30, 2025. As of December 31, 2024, the gross balance of the note was $62,851 and accrued interest was $1,550.

Francis E. Rich (Immediate Family Member of Director) – On January 1, 2023, there were two notes outstanding with outstanding balance of the Notes of $100,000 and accrued interest of $47,500. On February 1, 2023, the Company re-negotiated these notes into one note with a maturity date of March 1, 2025 and is non-interest bearing. The Company issued 16,429 shares of common stock as settlement for the accrued interest of $57,500. As of December 31, 2024, the gross balance of the notes was $100,000.

Pine Valley Investments, LLC (Affiliate – Controlled by Significant Shareholder) – On January 1, 2023, there were three Notes outstanding with outstanding balance of the Notes of $295,000 and accrued interest of $115,250. On February 1, 2023, the Company re-negotiated these notes into one note with a maturity date of March 1, 2025 and is non-interest bearing. The Company issued 32,929 shares of common stock as settlement for the outstanding accrued interest of $115,250. As of December 31, 2024, the gross balance of the notes was $295,000.

Whit Cluff (Affiliate – Director) – On March 28, 2024, the Company issued an unsecured Short-Term Promissory Note to Cluff-Rich PC 401K in the principal amount of $15,327 (the “Note”) due on April 30, 2025 and bears a 5.0% interest rate. As of December 31, 2024, the gross balance of the note was $15,327 and accrued interest was $766.

Typically, any gains or losses on the extinguishment of debts are reported on the statement of operations. However, since all of the debts in this section are related parties, the gains or losses on the extinguishment of debts have been recorded as additional paid-in capital instead of gains or losses.

9. Convertible Notes Payable

Convertible notes payable were comprised of the following as of December 31, 2024 and 2023:

Convertible Notes Payable	December 31, 2024	December 31, 2023
1800 Diagonal Lending	$266,451	$77,701
Total Convertible Notes Payable	266,451	77,701
Less Unamortized Discount	-	(40,161)
Total Convertible Notes Payable, Net of Unamortized Debt Discount	266,451	37,540
Less Short-Term Convertible Notes Payable	(266,451)	(37,540)
Total Long-Term Convertible Notes Payable, Net of Unamortized Debt Discount	$-	$-

F-33

1800 Diagonal Lending LLC – On September 12, 2023, the Company issued an unsecured Convertible Promissory Note (“Note”) to 1800 Diagonal Lending, LLC (“1800”), in the principal amount of $116,550 (the “Note”) due on June 15, 2024 and bears 11% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $16,550). The Note is convertible into common stock, at holder’s option, at a 25% discount of the average of the three lowest trading price of the common stock during the 10 trading day period prior to conversion. During the year ended December 31, 2023, the Company paid $43,122 towards the principal balance of $38,849 and $4,273 in accrued interest. For the year ended December 31, 2023, the Company amortized $26,454 of debt discount as interest expense. During the year ended December 31, 2024, the Company paid $86,245 towards the principal balance of $77,701 and $8,544 in accrued interest. For the year ended December 31, 2024, the Company amortized $40,161 of debt discount as interest expense. As of December 31, 2024, the gross balance of the note was $0 and accrued interest was $0.

1800 Diagonal Lending LLC – On January 23, 2024, the Company issued an unsecured Convertible Promissory Note (“Note”) to 1800 Diagonal Lending, LLC (“1800”), in the principal amount of $63,250 (the “Note”) due on October 30, 2024 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $13,250). The Note is convertible into common stock, at holder’s option, at a 25% discount of the average of the three lowest trading price of the common stock during the 10 trading day period prior to conversion. During the year ended December 31, 2024, the Company paid $23,613 towards the principal balance of $21,083 and $2,530 in accrued interest. For the year ended December 31, 2024, the Company amortized $63,250 of debt discount to current period operations as interest expense. On June 4, 2024, the Company was notified by the lender that the note was in default. The Company recognized default penalties for principal and interest of $40,480. As of December 31, 2024, the gross balance of the note was $70,647 and accrued interest was $3,170.

1800 Diagonal Lending LLC – On May 3, 2024, the Company issued an unsecured Convertible Promissory Note (“Note”) to 1800 Diagonal Lending, LLC (“1800”), in the principal amount of $116,550 (the “Note”) due on February 15, 2025 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $16,550). The Note is convertible into common stock, at holder’s option, at a 35% discount of the lowest trading price of the common stock during the 10 trading day period prior to conversion. For the year ended December 31, 2024, the Company amortized $116,550 of debt discount to current period operations as interest expense. On June 4, 2024, the Company was notified by the lender that the note was in default. The Company recognized default penalties for principal and interest of $79,254. As of December 31, 2024, the gross balance of the note was $195,804 and accrued interest was $7,510.

Antczak Polich Law, LLC – On August 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $300,000 (the “Note”) due on August 1, 2019 and bears 8% per annum interest, due at maturity. This Note was issued for $300,000 in legal fees due to Antczak for its services related to several legal issues handled for the Company. The Note is convertible into common stock, at holder’s option, at a fixed conversion price of $0.75 per share. On March 21, 2023, the Company negotiated a settlement with the lender on this note. This note reverted to a non-convertible note with a balance of $75,000 and does not accrue interest (see note 7 for more details) and the remaining balance along with accrued interest was forgiven. During the year ended December 31, 2023, the Company recognized a gain on settlement of debt of $309,798. During the year ended December 31, 2023, the Company made a payment of $10,000 toward the principal of this note. As of December 31, 2024, the gross balance of the note was $65,000 and accrued interest was $0.

Antczak Polich Law, LLC – On December 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $130,000 (the “Note”) due on December 1, 2019 and bears 8% per annum interest, due at maturity. This Note was issued for $130,000 in legal fees due to Antczak for its services related to several legal issues handled for the Company. The Note is convertible into common stock, at holder’s option, at a fixed conversion price of $0.75 per share. On March 21, 2023, the Company negotiated a settlement with the lender on this note. The remaining accrued interest was forgiven. During the year ended December 31, 2023, the Company recognized a gain on settlement of debt of $14,142. As of December 31, 2024, the gross balance of the note was $0 and accrued interest was $0.

F-34

Antilles Family Office LLC – On May 20, 2019, the Company issued a secured Convertible Promissory Note (“Note”) to an Investor, in the principal amount of $4,250,000 (the “Note”) due on May 20, 2022 and bears 20% (24% default) per annum interest, due at maturity. The total net proceeds the Company received was $3,000,000. On November 24, 2021, the Note was assigned by the Investor to Antilles Family Office, LLC (“Antilles”). The Note is convertible into common stock, at holder’s option, at 100% of market price less $0.01 per share. Market price means the mathematical average of the five lowest individually daily volume weighted average prices of the common stock from the period beginning on the issuance date and ending on the maturity date. The conversion price has a floor price of $0.01 per share of common stock. The Company issued 9,250 warrants to purchase shares of common stock in connection with this note. The warrants have a three-year life and an exercise price as follows: 3,750 at an exercise price of $0.40 per share, 3,000 at an exercise price of $0.50 per share and 2,500 at an exercise price of $0.60 per share. The proceeds were allocated between the note for $1,788,038 and the warrants for $1,211,962. The note has an early payoff penalty of 140% of the then outstanding face value. On July 29, 2019, the investor converted $265,000 of the principal balance into 2,987 shares of common stock valued at $0.11 per share. The Company recognized a loss on the extinguishment of debt of $40,350. During 2020, the investor converted $36,300 of the principal balance into 17,834 shares of common stock. The Company recognized a loss on the extinguishment of debt of $531,194. The Company also made cash payments of $500,000 towards the principal balance of the note. The Company has required payments as follows: $2,400,000 in 2021 and the remaining balance due in 2022. During 2020, the Company experienced a triggering event. As a result, the interest rate increased to 20% for the life of the note. On April 14, 2020, the Company entered into a Forbearance Agreement with Investor in which Investor agreed to rescind its prior declaration of an Event of Default under the May 20, 2019 Note Purchase Agreement and the Company agreed to pay certain monthly and quarterly redemptions of the May 20, 2019 Note through 2022. Specifically, the Company agreed to pay $900,000 during 2020, $2,400,000 during 2021 and $500,000 delivered during each quarter of 2022 until the Note is converted or redeemed in full. During the year ended December 31, 2021, the investor converted $231,724 of the principal balance into 83,753,430 shares of common stock. The Company recognized a loss on the extinguishment of debt of $1,783,593. The Company also made cash payments of $142,857 towards the principal balance of the note. The Investor assigned the Note to Antilles in November 2021. On December 30, 2021, the Company was served with a complaint filed by Antilles claiming an amount of $5,324,206 due from the Company. In the complaint, filed in the United States District Court for the District of Delaware, Antilles alleges breach of contract and unjust enrichment against the Company and seeks a judgment in the collection action, an aware of attorneys’ fees and other expenses, and injunctive relief to preserve the assets of the Company. The Company has responded to the complaint with a motion to dismiss several counts of the complaint as impermissibly duplicative of the breach of contract claim, and intends to defend the lawsuit aggressively. On January 18, 2023, the Company negotiated a settlement and paid $1,200,000 to Antilles. The remaining balance of $1,873,532 and the accrued interest of $3,695,059 was forgiven. During the year ended December 31, 2023, the Company recognized a gain on settlement of debt of $5,574,710. As of December 31, 2024, the gross balance of the note was $0 and accrued interest was $0.

Scotia International of Nevada, Inc. – On January 10, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Scotia International of Nevada, Inc. (“Scotia”), in the principal amount of $400,000 (the “Note”) due on January 10, 2022 and bears 6% per annum interest, due at maturity. The Note was issued as part of a buyout agreement on the net smelter royalty due Scotia on the precious metals mined from the Company’s mining operation in Honduras. The Note is convertible into common stock, at holder’s option, at $0.50 per share as long as the Company’s common stock’s bid price is less than $0.75 per share. If the bid price is more than $0.75 per share, then Scotia may elect to convert at the average bid price of the common stock during the 10-trading day period prior to conversion. On April 12, 2023, the Company negotiated a settlement with the lender on this note. This note reverted to a non-convertible note with a balance of $75,000 and does not accrue interest (see note 7 for more details) and the remaining balance along with accrued interest was forgiven. During the year ended December 31, 2023, the Company recognized a gain on settlement of debt of $421,289. During the year ended December 31, 2023, the Company paid this debt in full. As of December 31, 2024, the gross balance of the note was $0 and accrued interest was $0.

10. Stockholders’ Deficit

Common Stock

On August 2, 2024 upon the conversion of $12,000 in existing debt owed to the shareholder that has been accrued, the Company issued 20,870 restricted shares of Common Stock to 1800 Diagonal Lending LLC.

On January 1, 2023, the Company issued 28,572 restricted shares of Common Stock to Justin Wilson for services rendered to the Company. These shares were valued at $0.0006 per share and the Company recognized an expense for stock-based compensation of $17,143.

On January 1, 2023, the Company issued 28,572 restricted shares of Common Stock to Sean Wilson for services rendered to the Company. These shares were valued at $0.0006 per share and the Company recognized an expense for stock-based compensation of $17,143.

F-35

On February 1, 2023, the Company issued 5,143 restricted shares of Common Stock to Cluff-Rich 401(k) upon the conversion of $18,000 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 16,429 restricted shares of Common Stock to Fran Rich upon the conversion of $57,500 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 23,201 restricted shares of Common Stock to Debra D’Ambrosio upon the conversion of $81,204 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 485,403 restricted shares of Common Stock to Trent D’Ambrosio upon the conversion of $1,794,754 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 17,143 restricted shares of Common Stock to Kay Briggs upon the conversion of $60,000 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 204,286 restricted shares of Common Stock to Legends Capital Group upon the conversion of $2,204,695 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 314,572 restricted shares of Common Stock to L W Briggs Irrevocable Trust upon the conversion of $3,370,371 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 52,858 restricted shares of Common Stock to Claymore Management upon the conversion of $580,768 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 965,138 restricted shares of Common Stock to Clavo Rico Inc. upon the conversion of $9,774,869 in existing debt owed to the shareholder that has been accrued by the Company.

On February 1, 2023, the Company issued 32,929 restricted shares of Common Stock to Pine Valley Investments upon the conversion of $115,250 in existing debt owed to the shareholder that has been accrued by the Company.

On February 17, 2023, the Company issued 42,858 restricted shares of Common Stock to Whit Cluff for services rendered to the Company. These shares were valued at $0.000014 per share and the Company recognized an expense for stock-based compensation of $60,000.

On February 17, 2023, the Company issued 2,858 restricted shares of Common Stock to Rod Sperry for services rendered to the Company. These shares were valued at $0.000014 per share and the Company recognized an expense for stock-based compensation of $4,000.

On February 17, 2023, the Company issued 2,858 restricted shares of Common Stock to Brunson Chandler & Jones, PLLC for services rendered to the Company. These shares were valued at $0.000014 per share and the Company recognized an expense for stock-based compensation of $4,000.

On February 17, 2023, the Company issued 14,286 restricted shares of Common Stock to Kyle Pickard for services rendered to the Company. These shares were valued at $0.000014 per share and the Company recognized an expense for stock-based compensation of $20,000.

On September 22, 2023, the Company issued 157,143 restricted shares of Common Stock to William McCluskey for services rendered to the Company in accordance to a consulting agreement. These shares were valued at $0.001 per share and the Company recognized an expense for stock-based compensation of $157,143.

F-36

11. Income Taxes

The Company’s former subsidiaries, Compania Minera Cerros del Sur and Compania Minera Clavo Rico, which are located in Honduras, are required to pay income tax and solidarity tax on their income and/or assets annually. During 2022, the Company paid $109,904 for the 2021 tax liability and accrued for and estimated $13,973 for the 2022 fiscal year.

The Company accounts for U.S. income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The provision for income tax expense (recovery) is comprised the following amounts:

Tax Reconciliations	December 31, 2024	December 31, 2023
Tax at Statutory Rate	$(246,913)	$3,316,471
Meals and Entertainment	(63)	(362)
Change in Derivative Liability	(51,043)	(851,083)
Amortization of Debt Discount	57,190	(20,028)
Accrued Interest	48,050	11,212
Change in Valuation of Allowance	192,779	(2,456,210)
Tax Provision	$-	$-

The components of deferred income tax in the accompanying balance sheets are as follows:

Deferred Tax Assets	December 31, 2024	December 31, 2023
(21% Federal, 5% Average Corporate Rate)
Net Operating Loss Carry-forwards	$4,127,868	$4,320,740
Depreciation	217,362	217,362
Accrued Interest	(48,050)	(11,213)
Valuation Allowance	(4,297,180)	(4,526,889)
Deferred Tax Assets	$-	$-

As of December 31, 2024 and 2023, the Company had net operating loss carry-forwards for U.S. federal income tax purposes of approximately $2,614,710 and $1,872,892, respectively. A portion of the federal amount, $1,710,000, is subject to an annual limitation of approximately $17,000 as a result of a change in the Company’s ownership through February 2013, as defined by Federal Internal Revenue Code Section 382 and the related income tax regulations. As a result of the 20-year federal carry-forward period and the limitation, approximately, $1,400,000 of the net operating loss will expire unutilized. These net operating loss carry-forwards will expire through the year ending 2044.

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carry-forwards before they will expire through the year 2044.

The Company is subject to income tax in the U.S. federal jurisdiction. The Company has not been audited by the U.S. Internal Revenue Service in connection with income taxes. The Company’s tax years beginning with the year ended June 30, 2012 through December 31, 2024 generally remain open to examination by the Internal Revenue Service until its net operating loss carry-forwards are utilized and the applicable statutes of limitation have expired.

F-37

12. Related Party Transactions

Consulting Agreement – In February 2014, the Company entered into a consulting agreement with the Company’s chief executive officer, stockholder and director. The Company agreed to pay $18,000 per month for twelve months. This agreement was renegotiated in October 2017 and the Company agreed to pay the stockholder/director $25,000 per month starting in October 2017. This agreement was superseded by an Employment Agreement as of July 1, 2018 (see Employment Agreements below). As of December 31, 2022, the Company owed $1,035,000 to the stockholder/director in accrued consulting fees. The accrued consulting fees were converted to equity on February 1, 2023. As of December 31, 2024, the balance of accrued consulting fees was $0.

Employment Agreements – Mr. Cluff currently serves as a director of the Company and has a separate agreement as a consultant of the Company effective as of October 2, 2015.

The Company has an employment agreement with its chief executive officer, Trent D’Ambrosio. The employment agreement was effective as of April 1, 2019 and provides for compensation of $300,000 annually. This agreement is effective for 60 months. Additionally, the employment agreement provides for benefits and an optional annual bonus to be determined by the Board of Directors.

Notes Payable – The Company took six short-term notes payable from Debra D’Ambrosio, an immediate family member related party during the year ended December 31, 2024. The Company received $174,396 in cash from related parties and paid out $98,475 in cash to related parties on notes payable. The Company also took one short-term note payable form Whit Cluff, a director, during the year ended December 31, 2024. Mr. Cluff paid expenses of the Company in the amount of $15,327 (See Note 8 for more details).

Accounts Payable – Two officers/directors of the Company have been paying expenses for the Company on their personal credit cards. The Company has recorded these expenses and accrued the amounts in accounts payable to the individuals. As of December 31, 2024, there is $260,828 in accounts payable and accrued liabilities.

13. Commitments and Contingencies

Litigation

The Company at times is subject to other legal proceedings that arise in the ordinary course of business. The following is a summary of pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of operations of the Company.

On March 4, 2024, the Company filed a lawsuit against Mother Lode Mining, Inc., a Canadian company, and Robert Salna (the “Defendants”), alleging an amount of not less than $2,237,800 (plus interest, additional costs and attorneys’ fees) due from Defendants as a result of their breach of their obligations and duties arising from the sale of Compañía Minera Cerros Del Sur, S.A. de C.V. in 2023 (the “Sale”). In the complaint, filed in the United States District Court for the District of Utah, Central Division, the Company asserts claims related to alleged breach of contract and unjust enrichment against the Defendants, and seeks a monetary judgment and an award of attorneys’ fees and other expenses. The complaint arises from the Defendants’ failure to convey agreed-upon consideration to the Company as contracted for the sale of CMCS. The Company was able to effect service of process on Mother Lode Mining, Inc. through Alternative Service and litigation has proceeded since that time. Mother Lode Mining has until May 2, 2025 to file a responsive pleading to the Company’s complaint. The Company intends to pursue the lawsuit aggressively.

On January 18, 2023, the Company negotiated a settlement with Antilles Family Office, LLC through which the Company paid $1,200,000 to Antilles and the remaining balance of $1,873,532 and the accrued interest of $3,695,059 under the original Secured Redeemable Convertible Promissory Note was forgiven.

The Company’s former subsidiary, Compañía Minera Clavo Rico, S.A. de C.V., was served with a lawsuit filed by SAR, the taxing authority in Honduras, alleging additional tax liability due. The Complaint alleges that HNL7,186,151.96 lempires are due in a demand for execution of a forced extrajudicial title. The Company had accrued $256,674 in this matter, but the liability was extinguished with the sale of the subsidiary.

F-38

Other Commitments

On September 22, 2023, the Company entered into a consulting agreement with William McCluskey. This agreement requires the Company to pay $200,000 in consulting fees to William McCluskey before March 31, 2025. This amount is currently reported in accounts payable at December 31, 2024.

14. Discontinued Operations

During the year ended December 31, 2022, the Company decided to discontinue all of its operating activities. Based on that decision, the Company’s board of directors committed to a plan to sell the CMCS entity operating the mine in Honduras.

In accordance with the provisions of ASC 205-20, the Company has zero reported assets and liabilities of the discontinued operations (held for sale) in the consolidated balance sheets as of December 31, 2024 and 2023.

In accordance with the provisions of ASC 205-20, the Company has not included in the results of continuing operations the results of operations of the discontinued operations in the consolidated statements of operations and comprehensive loss. The results of operations from discontinued operations for the years ended December 31, 2024 and 2023 have been reflected as discontinued operations in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2024 and 2023, and consist of the following.

	Years Ended
	December 31, 2024	December 31, 2023
Precious Metals Income	$-	$-
Cost of goods sold	-	315,152
Gross profit	-	(315,152)

OPERATING EXPENSES OF DISCONTINUED OPERATIONS:
General and administrative	-	181,519
Depreciation and amortization	-	212
	-	181,731
OPERATING INCOME (LOSS) OF DISCONTINUED OPERATIONS	-	(496,883)

OTHER (INCOME) EXPENSE OF DISCONTINUED OPERATIONS
Interest expense	-	698
	-	698

INCOME (LOSS) BEFORE INCOME TAXES OF DISCONTINUED OPERATIONS	-	(497,581)
Provision for income taxes of discontinued operations	-	-
NET INCOME (LOSS) OF DISCONTINUED OPERATIONS	$-	$(497,581)

F-39

The Company recognized a gain on the sale of mine property in discontinued operations of $7,230,453. This gain was comprised of the Company’s investments in the subsidiaries and any inter-company loans that were provided to or from the subsidiaries. This gain was reported as a separate line item in discontinued operations in the consolidated statements of operations and comprehensive loss.

In accordance with the provisions of ASC 205-20, the Company has separately reported the cash flow activity of the discontinued operations in the consolidated statements of cash flows. The cash flow activity from discontinued operations for the years ended December 31, 2024 and 2023 have been reflected as discontinued operations in the consolidated statements of cash flows for the years ended December 31, 2024 and 2023, and consist of the following.

	Years Ended
	December 31, 2024	December 31, 2023
DISCONTINUED OPERATING ACTIVITIES
Net loss	$-	$(497,581)
Depreciation expense	-	4,259
Changes in operating assets and liabilities:
Trade receivables	-	91
Inventories	-	(12,981)
Prepaid expenses and other current assets	-	(34,670)
Accounts payable and accrued liabilities	-	(294,243)
Accounts payable and accrued liabilities - related parties	-	834,659
Net cash provided by operating activities of discontinued operations	$-	$(466)

INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS
Purchase of property, plant and equipment	$-	$(652)
Net cash provided by (used in) investing activities of discontinued operations	$-	$(652)

16. Subsequent Events

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date which the consolidated financial statements were available to be issued and there are no material subsequent events, except as noted below.

On January 9, 2025, the Company entered into a 12 month, $125,000 promissory note with Digital Asset Medium LLC (a related party). The Note has a 15% annual interest rate.

On March 5, 2025, the Company received notice from FINRA as to the Effective Date of the name change to be March 7, 2025. The name change to “BLUSKY AI, INC.” is already effective and, twenty days following the Effective Date, the trading symbol for the Common Stock will change to “BSAI.”

The Company enacted a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), at a ratio of 1-for-1,000 (the “Reverse Stock Split”). The Reverse Stock Split became effective on March 10, 2025 (the “Effective Date”).

F-40

PART III

INDEX TO EXHIBITS

1.1*	Agreement with DealMaker Securities, LLC

3.1	Articles of Incorporation (1)

3.2	Certificate of Amendment, effective March 5, 2010(2)

3.3	Certificate of Amendment, effective June 23, 2010(3)

3.4	Articles of Merger, effective May 17, 2013 (4)

3.5	Bylaws (1)

4.1*	Description of Securities

4.2*	Form of Subscription Agreement

10.1	Employment Agreement with Trent D’Ambrosio (4)

10.2	Note Purchase Agreement (4)

10.3	Senior Secured Redeemable Convertible Note (4)

10.4	Warrant (4)

10.5	Settlement Agreement with Antilles Family Office, LLC dated January 18, 2023 (5)

10.6	Letter of Intent with Mother Lode Mining, Inc. effective as of January 24, 2023 (6)

10.7*	Acquisition and Power Assignment Agreement (the “Acquisition Agreement”) with Digital Asset Management, LLC

10.8*	Consulting Agreement with Dan Gay dated April 1, 2025

10.9*	Consulting Agreement with Dan Gay dated September 1, 2025

11*	Consent of Sadler, Gibb & Associates, LLC

12*	Opinion of Brunson Chandler & Jones, PLLC

* Filed herewith.

(1)	Incorporated by reference from Form SB-2 filed with the SEC on October 31, 2007.

(2)	Incorporated by reference from Form 8-K filed with the SEC on March 10, 2010.

(3)	Incorporated by reference from Form 8-K filed with the SEC on June 28, 2010.

(4)	Incorporated by reference from the Form S-1 filed with the SEC on June 2, 2019.

(5)	Incorporated by reference from the Form 8-K filed with the SEC on January 25, 2023.

(6)	Incorporated by reference from the Form 8-K filed with the SEC on February 8, 2023.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray, State of Utah, on February 11, 2026.

BluSky AI, Inc.

By:	/s/ Trent D’Ambrosio
Trent D’Ambrosio
Chief Executive Officer, President

The following persons in the capacities and on the dates indicated have signed this Offering Circular.

/s/ Whit Cluff
Whit Cluff
Director

The following persons in the capacities and on the dates indicated have signed this Offering Circular.

/s/ Dan Gay
Dan Gay
Director